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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2015

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 28, 2015, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, for the following purposes:

  1)
  To elect Robert B. Aiken, Stephen E. Carley, Cambria W. Dunaway, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, Pattye L. Moore, and Stuart I. Oran, as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To approve the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan;

  4)
  To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 30,000,000 shares, par value $0.001 per share, to 45,000,000 shares, par value $0.001 per share;

  5)
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2015; and

  6)
  To transact such other business as may properly come before the meeting.

        We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to carefully review. Our board of directors recommends that you vote FOR the board's nominees for director, FOR approval of our executive compensation, FOR approval of the Cash Incentive Plan, FOR approval of the amendment to increase the authorized shares of common stock of the Company, and FOR ratification of the independent auditor. Your vote is important.

        Stockholders of record at the close of business on March 30, 2015 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 10, 2015.

        This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

http://www.redrobin.com/eproxy

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

        Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado
April 6, 2015

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ii

iii

PROXY STATEMENT SUMMARY

        This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement about our Company and the upcoming 2015 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m. MDT on Thursday, May 28, 2015
Location:	Red Robin Gourmet Burgers, Inc. corporate headquarters 6312 South Fiddler's Green Circle, Suite 200N Greenwood Village, Colorado 80111
Record Date:	March 30, 2015

Proposals and Board Voting Recommendations

Proposal	Board's Voting Recommendation	Page References (for more detail)
1 Election of Directors	FOR EACH NOMINEE	6
2 Advisory Vote to Approve Executive Compensation	FOR	58
3 Approval of the Cash Incentive Plan	FOR	60
4 Approval of the Amendment to Increase Authorized Shares	FOR	63
5 Ratification of Independent Auditor	FOR	65

        Stockholders may also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Director Nominees (Proposal No. 1)

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Assignments
Robert B. Aiken	52	2010	CEO, Feeding America	X	*NGC, CC
Stephen E. Carley	62	2010	CEO, Red Robin
Cambria W. Dunaway	52	2014	Former U.S. President, Global Chief Marketing Officer, Kidzania	X	FC, NGC
Lloyd L. Hill	71	2010	Former CEO, Applebee's	X	*CC, AC
Richard J. Howell	72	2005	Former Partner, Arthur Andersen	X	*AC, CC
Glenn B. Kaufman	47	2010	Managing Member, D Cubed Group investment firm	X	*FC, CC
Pattye L. Moore	57	2007	Consultant; former President and Director, Sonic Corp.	X	(C), AC, NGC
Stuart I. Oran	64	2010	Partner, Liberty Hall Capital Partners private equity firm	X	AC, FC

AC
Audit Committee

CC
Compensation Committee

FC
Finance Committee

NGC
Nominating and Governance Committee

(C)
Denotes Chair of the Board

*
Denotes Chair of the Committee

        In 2015, all eight of our directors are standing for re-election and the board recommends a vote FOR all director nominees. Directors are elected by a majority of votes cast. See "PROPOSAL 1—ELECTION OF DIRECTORS—Directors and Nominees" on page 6 of this proxy statement for more information about our directors and nominees. In 2014, each director attended at least 75% of the aggregate number of board and applicable committee meetings.

Key Corporate Governance Highlights

        The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders.

        Highlights include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

Advisory Vote on Executive Compensation (Proposal No. 2)

        We are requesting that stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes that the Company's executive compensation program is designed to link incentives and rewards for our executives to the achievement of specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2014, our executive compensation advisory vote proposal was supported by approximately 99.5% of the votes cast. Highlights of our executive compensation program, pay for performance compensation structure, 2014 performance, and 2014 compensation are set forth below. Please see "Compensation Discussion and Analysis" beginning on page 25 for a full discussion of the items below.

Executive Compensation Program

        Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  •
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk."

  •
  Fully independent compensation committee advised by an independent compensation consultant.

  •
  No excise tax gross ups.

  •
  Double trigger or attainment of performance targets required for equity vesting upon change in control.

  •
  No repricing of underwater options without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives and board members.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Clawback policy for the return of certain incentive compensation received by executives.

  •
  Few perquisites offered to our executives.

Pay for Performance

        Our compensation program is designed to pay our executives for performance. Our short-term annual cash incentive program uses performance targets based primarily on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals. Long-term incentive compensation is based on achievement of financial goals designed to demonstrate sustained improvement over multi-year periods, and time vesting designed to reward executive retention. The cash portion of our long-term incentive awards is measured over a three-year performance period based on both cumulative EBITDA and ROIC (return on invested capital) metrics. Restricted stock units and options each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price. Our 2014 performance was driven by strong operating results from the implementation of our aggressive strategic plan, begun in 2011. Our strategic plan is designed to drive performance through top-line growth in sales and increased guest traffic, and lays the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value.

2014 Performance Highlights

        Our fiscal 2014 performance continued to be strong. Highlights are set forth below.

  •
  Annual revenues were $1.1 billion in 2014, which exceeded $1.0 billion in 2013, an increase of 12.7%. This follows a series of increases in annual revenues over the preceding three fiscal years: annual revenues in fiscal 2013 increased by 4.1% over total revenues for fiscal 2012 (including the 53rd week); increased by 6.8% in 2012 (including the 53rd week) over 2011, and by 5.9% in 2011 over 2010.

  •
  Comparable restaurant revenue grew by 3.1% in 2014, after growing by 4.0% in 2013.

  •
  We achieved consistent adjusted EBITDA growth over the past four years and achieved net cash provided by operating activities of $123.6 million in 2014, up approximately 75% over 2010.

  •
  Diluted earnings per share (EPS) grew to $2.25 in 2014, up 389% over 2010.

  •
  Our stock price has more than doubled since 2013, beginning 2013 around $35 per share and beginning 2015 around $80 per share.

  •
  We significantly outperformed the casual dining industry in guest traffic for the 2014 full fiscal year by approximately 160 basis points, as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

  •
  We added 22 new Red Robin® restaurants and three new Red Robin Burger Works® to our restaurant base and acquired 36 franchised Red Robin® restaurants in fiscal 2014.

  •
  We repurchased $26.9 million of our common stock in fiscal 2014 under our stock repurchase program, thereby using excess cash to benefit our stockholders.

  •
  For the past four years, our cumulative total shareholder return on our common stock has shown marked improvement.

        We continue to make progress strengthening the fundamentals of our business and improving our performance. We have identified and continue to examine opportunities that will:

  •
  drive strong financial performance through increasing guest traffic and revenues,

  •
  improve operational efficiencies and expense management, and

  •
  expand our restaurant base.

2014 Compensation

        The table below sets forth the 2014 compensation for our named executive officers:

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen E. Carley
Chief Executive Officer	750,000	383,357	794,753	1,319,344	20,219	3,267,673
Stuart B. Brown
SVP & Chief Financial Officer	357,000	82,069	164,215	398,053	15,730	1,017,066
Denny Marie Post
EVP & Chief Concept Officer	392,700	286,345	172,782	406,189	17,523	1,275,539
Michael L. Kaplan
SVP Legal & Chief Legal Officer	335,000	53,561	107,190	269,471	332,374	1,097,596
Cathy Cooney
SVP & Chief People Officer	305,000	48,737	97,596	245,339	25,635	722,308
Former Executives
Eric C. Houseman
Former President & Chief Operating Officer	303,866	144,446	229,090		991,308	1,668,710
Todd A. Brighton
Former SVP & Chief
Development Officer	212,419	99,876	185,540		483,449	981,284

        See "2014 Executive Compensation Tables" and accompanying footnotes and narratives beginning on page 44 for additional information about the 2014 compensation for each named executive officer.

Cash Incentive Plan (Proposal No. 3)

        The board of directors recommends a vote FOR the approval of the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan. The compensation committee and our board unanimously adopted the Cash Incentive Plan in October of 2014, subject to stockholder approval, and directed that we submit the Cash Incentive Plan to a vote of our stockholders at this annual meeting.

        The Cash Incentive Plan, if approved by stockholders, would be an important element of our executive compensation program going forward as it would allow us to continue to provide senior management with incentives for the achievement of both near-term and mid-term financial and operational corporate goals and individual objectives in a manner that is intended to be tax-deductible. See "Summary of the Cash Incentive Plan" beginning on page 60 for more information about the purpose and operation of the plan.

Amendment to Increase Authorized Shares (Proposal No. 4)

        The board of directors recommends a vote FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 30,000,000 shares, par value $0.001 per share, to 45,000,000 shares, par value $0.001 per share.

        The board is recommending an increase in authorized shares primarily to provide the Company the flexibility to issue shares of common stock for future corporate needs, such as future acquisitions, capital-raising or financing transactions, stock splits, stock dividends, and current or future equity compensation plans. See "Effects of Increasing the Number of Authorized Shares of Common Stock" and "Purpose of the Amendment" on page 63 for more information related to the effects of the increase in authorized shares and the purpose.

Independent Auditors (Proposal No. 5)

        The board of directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company's independent auditor for the fiscal year ending December 27, 2015.

        For the 2014 and 2013 fiscal years, Deloitte & Touche LLP ("D&T") served as the Company's independent auditor. Set forth below are the fees billed by D&T for fiscal years 2014 and 2013:

	2014($)	2013($)
Audit fees	749,254	749,658
Audit-related fees	125,000	—
Tax fees	139,309	10,774
All other fees	2,200	37,200
Total	1,015,763	797,632

PROXY STATEMENT

        The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at our annual meeting of stockholders. The meeting will be held on Thursday, May 28, 2015, beginning at 8:00 a.m. MDT, at our corporate headquarters, located at 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of eight directors, all of whom are independent except our CEO. The board of directors may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company. All of our directors are elected on an annual basis for a one-year term.

        The directors elected at this annual meeting will serve in office until our 2016 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect that each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

        In evaluating a director candidate, the nominating and governance committee considers the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

        The nominating and governance committee is authorized under its charter to retain, at our expense, outside search firms and any other professional advisors it deems appropriate to assist in identifying or evaluating potential nominees for director. During fiscal year 2014, a third-party director search firm retained by the nominating and governance committee recommended Ms. Dunaway as a candidate for our board.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the director nominees standing for re-election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Robert B. Aiken, 52

Director Since: March 2010
Committees:

• Nominating and Governance (Chair)
• Compensation
Other Public Company Board Service:
United Stationers Inc. (February 2015-present)
Recent Past Public Company Board Service:
United Stationers Inc. (December 2010-May 2014)	Mr. Aiken has been the Chief Executive Officer of Feeding America, a 501(c)3 hunger relief charity organization, since December 2012 and will serve in that role until June 30, 2015. Mr. Aiken was previously the Chief Executive Officer of the food company portfolio at Bolder Capital, a Chicago-based private equity firm from February 2012 to December 2012 and from February 2010 to January 2011. Mr. Aiken was a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm from January 2011 to February 2012. Prior to entering the private equity business in February 2010, Mr. Aiken served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005. Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then with Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in management, operations, and logistics, as well as an understanding of the dining industry through his service at USF. In light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.

Stephen E. Carley, 62

Director Since: September 2010
Other Public Company Board Service:
Harte-Hanks (March 2013-present)
Recent Past Public Company Board Service:
EPL Intermediate, Inc., an affiliate of El Pollo Loco (publicly traded debt) (2004-2010)	Mr. Carley joined the Company as Chief Executive Officer and as a director in September 2010. Prior to joining the Company, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, Inc., a privately held restaurant company headquartered in Costa Mesa, California. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo, Inc., and the Taco Bell Group. Mr. Carley holds a master's degree with a concentration in marketing from Northwestern University and a bachelor's degree in finance from the University of Illinois in Urbana, Illinois.

Mr. Carley brings to the Company and the board of directors, among his other skills and qualifications, extensive restaurant industry experience and valuable executive leadership, which he gained as a chief executive officer of a corporation with significant, large-scale operations. He has extensive knowledge and understanding of the restaurant industry, marketing and brand management in domestic and international markets, as well as significant insight into and experience with franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Carley should continue as a member of our board.

Cambria W. Dunaway, 52

Director Since: June 2014
Committees:

• Finance
• Nominating and Governance
Other Public Company Board Service:
Nordstrom FSB (2014-present)
Recent Past Public Company Board Service:
Brunswick Industries (2006-2014)	Ms. Dunaway served as the U.S. President and Global Chief Marketing Officer of KidZania, an international location based entertainment concept focused on children's role-playing activities, from October 2010 to December 2014 and currently remains as an advisor to the company. From October 2007 to October 2010, Ms. Dunaway served as Executive Vice President for Nintendo, with oversight of all sales and marketing activities for the company in the United States, Canada, and Latin America. Before joining Nintendo, Ms. Dunaway was Chief Marketing Officer for Yahoo! from June 2003 to November 2007. Prior to joining Yahoo!, Ms. Dunaway was at Frito-Lay for 13 years in various leadership roles in sales and marketing, including serving as the company's Chief Customer Officer and as Vice President of Kids and Teens brands. Ms. Dunaway holds a Bachelor of Science degree in business administration from the University of Richmond and an M.B.A. from Harvard Business School.

Ms. Dunaway brings to the board of directors, among other skills, more than 20 years of experience as a senior marketing and general management executive, launching and growing consumer businesses in entertainment, media, consumer electronics, and package goods. She brings experience in the areas of marketing strategy, communications, data analytics, loyalty, digital transformation, and governance. In light of the foregoing, our board of directors has concluded that Ms. Dunaway should continue as a member of our board.

Lloyd L. Hill, 71

Director Since: March 2010
Committees:

• Compensation (Chair)
• Audit
Other Public Company Board Service:
AMC Entertainment, Inc. and its parent company AMC Entertainment Holdings, Inc. (December 2013-present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (1989-2007)	Mr. Hill is the former Chairman and CEO of Applebee's International, Inc. (Applebee's), based in Overland Park, Kansas. Mr. Hill joined Applebee's as Chief Operating Officer in January 1994, and was named President in December 1994. He became Co-Chief Executive Officer in January 1997; Chief Executive Officer in January 1998; and was elected Chairman of the Board in May 2000. Mr. Hill first began serving on Applebee's board as an independent director in 1989 and served until November 2007. Mr. Hill retired as Chief Executive Officer of Applebee's in September 2006. Prior to joining Applebee's, Mr. Hill served as President and Director of Kimberly Quality Care, a market leader in home healthcare and nurse personnel staffing. Mr. Hill received his master's degree in business administration from Rockhurst University in Kansas City, Missouri.

Mr. Hill brings to the board of directors, among his other skills and qualifications, executive leadership and operations skills developed from his years of experience as a chief executive officer of several companies. As Chairman and Chief Executive Officer of Applebee's, Mr. Hill substantially expanded Applebee's business while successfully maintaining relationships with Applebee's stockholders. Under Mr. Hill's leadership, Applebee's grew into the largest casual dining concept in the world, with nearly 1,900 restaurants in 49 states and 17 countries. In 2005, Mr. Hill was named by Institutional Investor magazine as one of America's Best CEOs and as one of the top-performing CEOs within the restaurant industry. Mr. Hill also brings deep knowledge of the casual-dining industry. In light of the foregoing, our board of directors has concluded that Mr. Hill should continue as a member of our board.

Richard J. Howell, 72

Director Since: September 2005
Committees:

• Audit (Chair)
• Compensation
Other Public Company Board Service:
Independent Trustee for the LKCM Funds
(July 2005-present)
Other Board Service:
Board of Directors of NACD North Texas Chapter (2010-present)
Recent Past Public Company Board Service:
None	Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.

Mr. Howell brings to the board of directors, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence practices, mergers and acquisitions, and risk management. In his role as the head of the audit division, he gained experience with recruiting, personnel management, budgeting, and client development and management. As a public accountant, Mr. Howell worked with retail and manufacturing companies and developed experience working with supply chain, procurement, manufacturing processes, and inventory management. Mr. Howell's work with audit committees of numerous public reporting companies and his directorship roles have provided him with substantial experience in corporate governance. In light of the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

Glenn B. Kaufman, 47 Director Since: August 2010 Committees: • Finance (Chair) • Compensation Other Public Company Board Service: None Recent Past Public Company Board Service: None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm with a long-term focused value creation model, since January 2011. Prior to forming D Cubed, he consulted to boards and senior executives of operating businesses as well as to private investment firms from January 2009 to December 2010. Previously he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service and franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable strategic, finance, budgeting, and executive leadership experience, as well as an extensive understanding of restaurant operations, direct/omni-channel marketing, and franchising. He has approximately 20 years of experience as an active, engaged, private market investor. Mr. Kaufman has extensive restaurant, food service, franchising, healthcare, and retail expertise as a result of his investing and business activities at both the D Cubed Group and American Securities Capital Partners. In addition, Mr. Kaufman also has legal and business consulting expertise. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.

Pattye L. Moore, 57

Director Since: August 2007 (Board Chair since February 2010)
Committees:

• Audit
• Nominating and Governance
Other Public Company Board Service:
ONEOK (2002-present)
ONEGAS, Inc. (January 2014-present)
Recent Past Public Company Board Service:
Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, brand and concept development, and public relations experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

Stuart I. Oran, 64

Director Since: March 2010
Committees:

• Audit
• Finance
Other Public Company Board Service:
Spirit Airlines (2004-present)
FCB Financial Holdings, Inc. (2010-Present)
OHA Investment Corporation (2014-present)
Recent Past Public Company Board Service:
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)	Since 2011, Mr. Oran has been a partner at Liberty Hall Capital Partners, a private equity firm focused on the aerospace and defense sectors. Mr. Oran is also the co-founder of FCB Financial Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. Mr. Oran founded Roxbury Capital Group LLC in 2002 and was its managing member until December 2014. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Mr. Oran resigned from his positions at UAL Corporation and United Airlines, Inc. in March 2002. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

Vote Required

        Proposal No. 1 requires the approval of a majority of the votes cast for each director.

Board Recommendation

        Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board of directors seeks to ensure that good governance and responsible business practices are part of our culture and values. To ensure that we achieve this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

        Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated some of this responsibility to the nominating and governance committee. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies,

  •
  identification and development of potential internal candidates,

  •
  formal assessment processes to evaluate such potential internal candidates and their development, and

  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

        The nominating and governance committee and the board work closely with management to ensure that development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Mr. Carley and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews, evaluations, and development plans of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

        Mr. Carley regularly meets with the full board on his performance, and his annual performance evaluation is conducted under the oversight of the compensation committee. Mr. Carley conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

        At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

        The board and management believe that the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility, and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand and consider the issues that matter most to our stockholders,

  •
  learn about expectations for our performance, and

  •
  assess stockholder feedback and any emerging issues related to our governance practices, business, operations, or compensation.

        This approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, which has resulted in our receiving essential input from our stockholders. To this end, we regularly engage with our stockholders through attendance at investor conferences, issuance of press releases and other stockholder communications, and individual meetings throughout the year.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past few years.

        Highlights of our governance program include:

  •
  Fully declassified board of directors.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Directors regularly engage in in-boardroom and outside director education.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

        We believe that having a non-executive, independent board chair is in the best interests of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Mr. Carley to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that the separation of these roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

        Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures that the board or a designated committee is monitoring the identification, assessment, and mitigation of significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of our directors, except our CEO, Mr. Carley, qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market® ("NASDAQ") listing standards. Only independent directors are appointed to the board's audit committee, compensation committee, and nominating and governance committee. All members of each of our board committees are independent in accordance with SEC rules and NASDAQ listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

Director Attendance

        The board of directors held nine meetings in 2014, including four in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees during their period of service in 2014. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our current directors who were directors at the time attended our 2014 annual meeting.

Committees of the Board of Directors

        Our board of directors has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

        Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Stockholder Submission of Director Nominees

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

        The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, vice president of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        For 2014, we had no material related party transactions which were required to be disclosed in accordance with SEC regulations.

Review, Approval, or Ratification of Transactions with Related Persons

        The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of our stockholders, the board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest, and as to the material facts of the proposed transaction, and

  •
  consider all of the relevant facts and circumstances available to the committee.

        After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, Robert B. Aiken, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, Pattye L. Moore, and James T. Rothe each served as members of the Company's compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

Director Compensation

        Set forth below are the elements of our director compensation for 2014.

Annual Retainer	Each non-employee director of the Company received an annual retainer of $40,000, payable in equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in equal quarterly installments:
	Chair of the board	$48,000*
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$ 7,500
	Chair of finance committee	$10,000
	*The compensation committee increased the board chair retainer from $40,000 to $48,000 in June 2014 based on market data and the recommendation of its compensation consultant.

Meeting Fees	Each non-employee director received $2,000 for each in-person board meeting attended and $1,000 for each regularly scheduled telephonic board meeting attended. Each member of the compensation committee, the nominating and governance committee, and the finance committee received $2,000 for each in-person committee meeting attended, and each member of the audit committee received $3,000 for each in-person meeting of the audit committee attended. Each committee member received $1,000 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any regularly scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

Equity Awards	Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified stock option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2014, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000.

2014 Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal 2014:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken	71,500			109,937	—	181,437
Cambria W. Dunaway(3)	26,262		150,241	100,792	—	277,295
Lloyd L. Hill	86,500			109,937	—	196,437
Richard J. Howell	89,000			109,937	—	198,937
Glenn B. Kaufman	77,000			109,937	—	186,937
Pattye L. Moore	119,024			109,937	—	228,961
Stuart I. Oran	66,000			109,937	—	175,937
James T. Rothe	35,810	(4)			—	35,810

(1)
Each director, other than Ms. Dunaway, was awarded 1,525 restricted stock units in May 2014. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $72.09 per share for all directors. All such restricted stock units are subject to vesting in three equal installments on the first, second, and third anniversaries of the date of grant, unless earlier vested per the terms of the award agreement or the Company's Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan").

(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2014 did not exceed $2,500 per director; in each case constituting meal discounts used by such non-employee director.

(3)
Ms. Dunaway received a pro-rated grant of 1,391 restricted stock units when she joined the board in June 2014. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $72.65 per share. All such restricted stock units are subject to vesting in three equal installments on the first, second, and third anniversaries of the date of grant, unless earlier vested per the terms of the award agreement or the 2007 Plan. Ms. Dunaway was awarded options to purchase 5,000 shares of common stock upon joining the board. The fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation at $30.05 per share covered by the option.

(4)
Mr. Rothe retired in May 2014. Amounts reported above reflect fees earned through his retirement date.

        As of the end of the fiscal year 2014, the aggregate number of options and restricted stock units outstanding for each non-employee director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and paid.

	Options	Restricted Stock Units
Robert B. Aiken	5,000	5,111
Cambria W. Dunaway	5,000	1,391
Lloyd L. Hill	5,000	5,111
Richard J. Howell	10,000	5,111
Glenn B. Kaufman	0	4,893
Pattye L. Moore	6,500	5,111
Stuart I. Oran	5,000	5,111

2015 Director Compensation

        In October 2014, the compensation committee voted to change the pay mix for non-employee directors effective in 2015. The committee eliminated director meeting fees, rolling the approximate $30,000 value into the annual retainer, which was increased from $40,000 to $70,000. The change was made to ease administrative burden with respect to the payment of director cash compensation and to better align the Company's practices with those of its peer group. This change was exclusive of chair retainers, which were not changed. In addition, the board voted to reduce the vesting terms for future restricted stock unit grants from three years to one year. This change was made to be consistent with the Company's decision to declassify its board of directors and move from a staggered board with three-year elected terms to a non-staggered board with annual elections for one-year terms in accordance with governance best practices. No changes were made to the vesting terms of existing awards.

Director Stock Ownership Guidelines

        The compensation committee has had stock ownership guidelines in place for non-employee directors since March 2009 (see "Executive Stock Ownership Guidelines" on page 42 for discussion of the ownership guidelines for executive officers). The current ownership guidelines require non-employee directors to own Company securities with a cumulative cost basis of at least five times the director's annual retainer. Based on the current annual retainer for non-employee directors, that dollar amount is $350,000. The value of the director's holdings is based on the cumulative cost basis of securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. New non-employee directors have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All of our directors are currently in compliance or properly on track to be in compliance with the minimum ownership threshold.

        The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 10, 2015, valued at the acquisition dates pursuant to our director stock ownership guidelines:

Director	Ownership Guideline	Current Dollar Value of Guideline		Cumulative Cost Basis
Robert B. Aiken	5x Retainer	$350,000		$819,241
Cambria W. Dunaway	5x Retainer	$350,000	(1)	$108,441
Lloyd L. Hill	5x Retainer	$350,000		$828,180
Richard J. Howell	5x Retainer	$350,000		$983,023
Glenn B. Kaufman	5x Retainer	$350,000		$710,836
Pattye L. Moore	5x Retainer	$350,000		$672,829
Stuart I. Oran	5x Retainer	$350,000		$567,703

(1)
To be achieved by June 2019.

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

STOCK OWNERSHIP INFORMATION

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 14,107,108 shares of common stock outstanding as of March 10, 2015.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 10, 2015. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	1,373,837	9.7%
BlackRock, Inc.(2)	1,220,453	8.7%

(1)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 11, 2015. The reporting person is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G/A discloses that the reporting person has sole voting power over 309,890 shares and sole dispositive power over 1,373,837 shares. T. Rowe Price Associates, Inc. (Price Associates) has indicated that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purpose of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the reporting person is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 22, 2015. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,187,998 shares and sole dispositive power over 1,220,453 shares. The address of this reporting person is 55 East 52nd Street, New York, New York 10022.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 10, 2015 by:

  •
  each of our directors, including the board's nominees for election,

  •
  each named executive officer set forth in the Summary Compensation Table, and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Stephen E. Carley(2)	151,864	1.07%
Todd A. Brighton(3)	26,254	*
Stuart B. Brown(4)	35,644	*
Eric C. Houseman (5)	22,049	*
Denny Marie Post(6)	21,754	*
Michael L. Kaplan(7)	958	*
Cathy Cooney(8)	2,124	*
Robert B. Aiken(9)	16,030	*
Cambria W. Dunaway(10)	2,083	*
Lloyd L. Hill(11)	17,030	*
Richard J. Howell(12)	22,905	*
Glenn B. Kaufman(13)	17,777	*
Pattye L. Moore(14)	18,685	*
Stuart I. Oran(15)	8,120	*
Directors and Current Executive Officers as a group (13 persons)(16)	330,499	2.31%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 10, 2015, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. We do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 1,000 shares held directly by Mr. Carley, 31,402 shares of common stock held indirectly by the Carley Family Trust, and 119,462 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(3)
As of July 1, 2014, Mr. Brighton's date of departure from the Company, his holdings consisted of 20,588 shares of common stock held directly by Mr. Brighton and 5,666 shares of common stock subject to options that were exercisable within 60 days of July 1, 2014. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements" for the treatment of Mr. Brighton's equity following his departure.

(4)
Consists of 17,262 shares held directly by Mr. Brown and 18,382 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(5)
As of August 1, 2014, Mr. Houseman's date of departure from the Company, his holdings consisted of 18,920 shares of common stock held directly by Mr. Houseman and 3,129 shares of common stock subject to options that were exercisable within 60 days of August 1, 2014. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements" for the treatment of Mr. Houseman's equity following his departure.

(6)
Consists of 2,517 shares of common stock held directly by Ms. Post and 19,237 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(7)
Consists of 174 shares of common stock held directly by Mr. Kaplan and 784 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(8)
Consists of 256 shares of common stock held directly by Ms. Cooney and 1,868 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(9)
Consists of 1,063 shares of restricted stock units that are currently vested or will vest within 60 days, 9,967 shares of common stock held indirectly by the Robert B. Aiken Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(10)
Consists of 2,083 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(11)
Consists of 1,063 shares of restricted stock units that are currently vested or will vest within 60 days, 8,967 shares of common stock held directly by Mr. Hill, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(12)
Consists of 1,063 shares of restricted stock units that are currently vested or will vest within 60 days, 14,342 shares of common stock held directly by Mr. Howell, , and 7,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(13)
Consists of 845 shares of restricted stock units that are currently vested or will vest within 60 days of March 10, 2015, and 16,932 shares of common stock held directly by Mr. Kaufman.

(14)
Consists of 1,063 shares of restricted stock units that are currently vested or will vest within 60 days, 16,122 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 1,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(15)
Consists of 1,063 shares of restricted stock units that are currently vested or will vest within 60 days, 57 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

(16)
Includes 6,160 shares of restricted stock units that are currently vested or will vest within 60 days and 194,819 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2015.

COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2014, our named executive officers were:

  •
  Stephen E. Carley, Chief Executive Officer

  •
  Stuart B. Brown, Senior Vice President and Chief Financial Officer

  •
  Denny Marie Post, Executive Vice President and Chief Concept Officer

  •
  Michael L. Kaplan, Senior Vice President and Chief Legal Officer

  •
  Cathy Cooney, Senior Vice President and Chief People Officer

  •
  Eric C. Houseman, Former President and Chief Operating Officer

  •
  Todd A. Brighton, Former Senior Vice President and Chief Development Officer

Overview

        Red Robin Gourmet Burgers, Inc., together with its subsidiaries, is a casual dining restaurant chain focused on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. We are committed to delivering superior experiences for our guests which we believe will lead to operating and financial results better than those of our casual dining peers. Through our engaged and motivated team members, our mission is to deliver a customized experience and create a unique connection with guests of all ages who want to enjoy craveable gourmet burgers in a fun, energetic environment with attentive and friendly service. We have identified and continue to search for opportunities that will drive strong financial performance through increasing guest traffic and revenues, improving operational efficiencies and expense management, enhancing our restaurant environments, and expanding our restaurant base. We have built short-term and long-term strategies and initiatives around these opportunities, and have optimized returns through allocation of our capital. These strategies and initiatives include:

  •
  Increasing guest engagement to drive profitable guest traffic and sales in our restaurants through greater frequency of visits and increasing our average guest check;

  •
  Improving operational efficiencies and expense management through several initiatives designed to reduce costs and improve efficiencies throughout our organization; and

  •
  Expanding our footprint through disciplined deployment of capital to both grow the brand and maximize long-term stockholder returns by optimizing the return on our capital investments, including development of new restaurants and restaurant remodels.

        We believe these initiatives also comprise the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

        Our executive compensation program supports this focus through several key objectives:

  •
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  •
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable and excessive risk-taking; and

  •
  Paying for superior results through a program that incents and rewards for achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

        Accordingly, our executive compensation is comprised of three primary elements: base salaries, annual cash incentives, and long-term incentives that include both cash awards on three-year performance cycles and equity awards (stock options and restricted stock units). We also provide certain other customary health and welfare benefits and other ancillary compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation. See "Summary Compensation Table" on page 44.

2014 Performance

        Mr. Carley joined the Company in late 2010 as chief executive officer. Under Mr. Carley's direction, we have pursued a course of performance improvement designed to drive top-line growth in sales and lay the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals. For the past four years, we have experienced significant improvement in our operating performance. Highlights of our improved performance are set forth below. Note that all of the fiscal years noted were comprised of 52 weeks except for our 2012 fiscal year, which was comprised of 53 weeks due to our fiscal calendar (we experience a 53rd week every 5th or 6th fiscal year).

  •
  Annual revenues were $1.1 billion in 2014, which exceeded $1.0 billion in 2013, an increase of 12.7%. This follows a series of increases in annual revenues over the preceding three fiscal years: annual revenues in fiscal 2013 increased by 4.1% over total revenues for fiscal 2012 (including the 53rd week); increased 6.8% in 2012 (including the 53rd week) over 2011, and 5.9% in 2011 over 2010.

  •
  Comparable restaurant revenue grew by 3.1% in 2014 and 4.0% in 2013. Comparable restaurants are those Company-owned restaurants that have achieved five full quarters of operations during the period presented, and such restaurants are only included in our comparable metrics if they are comparable for the entirety of both periods presented.

  •
  We achieved consistent adjusted EBITDA growth over the past four years. In addition, net cash provided by operating activities was $123.6 million in 2014, an increase of 8.9% over 2013 and an increase of 75% over 2010.

  •
  For the 2014 full fiscal year, GAAP earnings per diluted share (EPS) grew to $2.25, an increase of 389% over 2010.

Annual RRGB Diluted GAAP Earnings Per Share

  •
  As represented in the bar graph below, our stock price has steadily increased since Mr. Carley joined our Company as chief executive officer in September 2010. Since 2010, our stock price has increased from a high in the mid $20s to around $80 per share.

RRGB Avg. Stock Highs & Lows

  •
  For fiscal year 2014, our guest traffic exceeded the casual dining sector by 160 basis points as reported by Black Box Intelligence, which produces a financial benchmarking report for the restaurant industry. We continue to gain market share and, based on Black Box Intelligence reports, we have outperformed the industry in traffic in 9 of the last 11 quarters.

  •
  We added 22 new Red Robin® restaurants and 3 new Red Robin Burger Works® to our restaurant base and acquired 36 franchised Red Robin® restaurants in fiscal 2014.

  •
  We remodeled 74 Company-owned Red Robin® restaurants to our new brand standards in fiscal 2014.

  •
  We used excess cash generated during the last four years to benefit our stockholders in the form of share repurchases. Over the past four years, we have repurchased over $89.2 million or approximately 18.0% of shares outstanding, including $26.9 million repurchased during 2014. In February 2015, our board of directors re-authorized up to $50 million in share repurchases.

  •
  As represented in the chart below, for the past four years, our cumulative total shareholder return on our common stock has shown marked improvement and compares favorably with the cumulative total return over the same period for the Russell 3000 Index, the Bloomberg U.S. Full Service Restaurant Index, and a Peer Composite made up of our Current Peer Group restaurants (see "Benchmarking" below beginning on page 31 for a list of our peer restaurants). The comparison assumes $100 was invested on December 31, 2010 in the Company's common stock and in each of the indices (including reinvestment of dividends based on calendar years ending December 31 for purposes of comparability).

Four-Year Indexed Share Price Performance

		Calendar Years
	12/31/2010	2011	2012	2013	2014
Red Robin Gourmet Burgers, Inc.	$100.00	$129.02	$164.37	$342.52	$358.52
Russell 3000	100.00	100.44	116.20	154.30	172.71
Bloomberg Full Service	100.00	101.30	119.20	174.91	200.11
Peer Composite	100.00	114.68	147.75	216.41	281.40

Source: Capital IQ and Bloomberg as of December 31, 2014

Highlights of 2014 Compensation Actions

        The table below summarizes key actions taken by our compensation committee in 2014. As described below, the compensation committee did not make significant structural changes to our executive compensation program for 2014.

Element	Action

Base Salary	After assessing our peer compensation levels, the compensation committee chose not to increase the base salary levels of our named executive officers in 2014.

Annual Performance-Based Cash Incentive

•

The structure of our annual performance-based cash incentive program remained the same in 2014.

•

Mr. Carley's short-term incentive target was increased from 100% to 120% of salary for 2014 based on updated market information and his performance.

•

Based on the achievement of pre-set company EBITDA and guest count goals for 2014, our named executive officers received a payout of their annual performance-based cash incentive at approximately 114.9% of target (compared to 130.7% in 2013).

Long-Term Incentives (LTI)

•

The structure of our long-term incentive program opportunities for executives remained the same in 2014, with 40% of long-term incentives delivered in the form of stock options, 20% delivered in the form of restricted stock units, and 40% delivered in the form of long-term cash incentives.

•

Based on the achievement of pre-set company EBITDA and return on invested capital goals, the payout of our long-term cash incentives for the 2012-2014 performance period was 79.2% of target (compared to 109.3% for the 2011-2013 performance period).

•

For 2014, certain of our executive officers' long-term incentive targets as a percent of salary were increased based on updated market information and individual performance. Mr. Carley's target increased from 200% to 240%, Mr. Brown's from 112% to 115%, and Ms. Post's from 80% to 110%.

•

In order to better incentivize Mr. Carley, the compensation committee made certain modifications to the vesting of his stock option and restricted stock unit awards in the event of his death, disability, or retirement. The changes are designed to maintain incentives for Mr. Carley as he approaches retirement age and provide market competitive protections to him in the event of his death or disability.

Other 2014 Compensation Actions

•

The Company entered into a severance agreement with Eric Houseman, our former president and chief operating officer, as a result of the elimination of his position and his departure from the Company on August 1, 2014.

•

The Company entered into a consulting agreement with Todd Brighton, our former senior vice president and chief development officer, as a result of his resignation on July 1, 2014. Mr. Brighton continues to perform real estate development services for the Company pursuant to the terms of his consulting agreement.

•

The board adopted a formal policy prohibiting hedging and pledging of Company securities by executive officers and directors. All directors and executive officers are in compliance with this policy.

Executive Compensation Decision-making

        The compensation committee determines target total direct compensation for named executive officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the committee also approves special awards and modest perquisites. When determining target total direct compensation, the committee considers the following:

  •
  Company performance and our pay for performance compensation program design.

  •
  Benchmarking data for our restaurant peer group at various levels between the 50th and 75th percentile for target total direct compensation (base salaries, short-term incentives, and long-term incentives) for the peer group, based on disclosure in peer proxies and other applicable survey data.

  •
  Individual performance and areas of responsibility relative to the market data.

  •
  Compensation relative to other executive officers in the Company.

  •
  Advice from the committee's independent compensation consultant.

  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to him, including the other named executive officers.

  •
  Whether our compensation program encourages unnecessary or excessive risk taking.

  •
  Results of the Company's say-on-pay votes in prior years.

Pay for Performance Alignment

        Our compensation program is designed to pay for performance and link incentives to current and long-term sustained achievement of Company strategic goals. Accordingly, a significant portion of our named executive officers' compensation, excluding base salary, is incentive based, and is comprised of performance-based short-term and long-term awards. Such compensation therefore varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved for cash-based incentives, or loss of value if our performance does not drive increases in our stock price. Financial measures such as EBITDA (earnings before interest, taxes, depreciation, and amortization) and ROIC (return on invested capital) used for the annual bonus and cash incentive grants are linked to the Company's strategic business plans that are reviewed and approved by our board of directors. Minimum financial targets must be achieved for any payouts of cash to be made under both the annual bonus and long-term incentive grants. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

        The compensation committee believes that the annual incentives (which are generally based on annual Company EBITDA or other financial targets) and the long-term incentives (the cash portions of which are currently based on three-year cumulative EBITDA and ROIC targets) place a large portion of the executive's pay at risk because such pay will fluctuate or vary in value based upon the level of performance achieved by the Company. Because incentive awards are performance-based, they are at risk of forfeiture or reduced payout if performance goals are not achieved. Moreover, long-term equity awards are at risk of forfeiture if the executive does not remain with the Company until the equity vests, and are at risk of reduced realized value based upon Company stock price at the date of exercise.

        Risk Profile of 2014 Named Executive Officer Compensation.    In 2014, "at-risk" pay (subject to forfeiture or partial or complete loss of value) made up 79% of total compensation for CEO Stephen Carley and 63% of total compensation for the other named executive officers as a group (including our former officers in the named executive officer group) and included short-term and long-term incentives. Short-term incentive pay, aligned with achievement of annual business results based on EBITDA, comprised 26% and 27% of our CEO's and other named executive officers' total compensation opportunity, respectively. Long-term incentive ("LTI") awards that are designed to maximize retention and to link compensation to the Company's long-term stock price performance comprised 53% and 36% of our CEO's and other named executive officers' total compensation, respectively. LTI awards are based on achievement of longer-term business goals adopted as part of our multi-year strategy.

        The charts below reflect the portion of the executives' 2014 compensation that is considered at risk, or subject to forfeiture or partial or complete loss of value.

CEO

Other Named Executive Officers

        The chart above assumes that at-risk portions of pay at the beginning of 2014 included the 2014 annual cash bonus opportunities (annual short-term bonus incentive) and the three-year long-term incentive grant (40% cash, 40% restricted stock units, and 20% options). The charts above also assumes payout of long-term cash incentives at 100% target levels.

Benchmarking

        Restaurant Peer Group.    Restaurant peer group companies are selected by the compensation committee upon recommendation of its compensation consultant, AON Hewitt, and are based on their similarity to us with respect to several criteria, including revenue, size, and scope. Specifically, peers include U.S. public companies within the restaurant industry that have similar revenue and market value.

        The current peer group used for 2014 compensation benchmarking consists of the 15 restaurants identified in the chart below. The Company ranked in the 62nd percentile for its current peer group in sales and 24th percentile in market value based on Aon Hewitt compensation analysis conducted in 2013.

        In connection with its review of our executive compensation program in 2014, AON Hewitt recommended changes to the Company's peer group for compensation benchmarking beginning in 2015. Specifically, AON Hewitt recommended an increase in the number of companies in the peer group to include additional companies that meet the comparability criteria and removal of companies that no longer meet the criteria. Based on that recommendation, the compensation committee added eight new companies and removed two companies. The new peer group for 2015 compensation benchmarking is comprised of the 21 restaurant companies listed below. The Company ranked in the 53rd percentile for this new peer group in sales and 46th percentile in market value based on the AON Hewitt compensation analysis conducted in 2014.

Current Peer Group (Used for 2014 Compensation Benchmarking)	New Peer Group (To Be Used for 2015 Compensation Benchmarking)
Biglari Holdings, Inc.	Biglari Holdings, Inc.
BJ's Restaurants, Inc.	BJ's Restaurants, Inc.
Bob Evans Farms, Inc.	Bob Evans Farms, Inc.
Buffalo Wild Wings, Inc.	Brinker International, Inc.**
Carrols Restaurant Group, Inc.	Buffalo Wild Wings, Inc.
CEC Entertainment, Inc.*	Carrols Restaurant Group, Inc.
The Cheesecake Factory, Inc.	The Cheesecake Factory, Inc.
Denny's Corporation	Cracker Barrel Old Country Store, Inc.**
DineEquity, Inc.	Denny's Corporation
Dominos Pizza, Inc.	DineEquity, Inc.
Einstein Noah Restaurant Group, Inc.	Domino's Pizza, Inc.
Frisch's Restaurants, Inc.*	Einstein Noah Restaurant Group Inc.
Papa John's International, Inc.	Fiesta Restaurant Group, Inc.**
Sonic Corp.	Ignite Restaurant Group, Inc.**
Texas Roadhouse, Inc.	Noodles & Company**
Papa John's International, Inc.
Ruby Tuesday, Inc.**
Ruth's Hospitality Group, Inc.**
Sonic Corp.
Texas Roadhouse, Inc.
The Wendy's Company**

*
Removed for 2015

**
Added for 2015

        2014 Compensation.    Annual total direct compensation for 2014, which is comprised of base salaries and annual bonus opportunity, together with long-term incentives, was targeted at approximately the 60th percentile of our peer group (the sum of median total cash and 65th percentile long-term incentives). Although total direct compensation is targeted above the median for our peer group, realization of that level of compensation occurs only upon achievement of both the short and long-term performance results.

Independent Compensation Consultant

        The compensation committee has retained AON Hewitt as its independent compensation consultant. Aon Hewitt assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. AON Hewitt also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated AON Hewitt's independence as its compensation consultant by considering each of the independence factors adopted by NASDAQ and the SEC. Based on such evaluation, the compensation committee believes that no conflict of interest exists that would prevent AON Hewitt from independently representing the compensation committee.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped;

  •
  the compensation committee has the ability to reduce payouts under our annual incentive compensation plans in its discretion;

  •
  executives are subject to robust stock ownership guidelines;

  •
  executives are subject to anti-hedging policies with respect to our common stock;

  •
  the performance goals under our incentive programs relate directly to the business plan approved by the board of directors; and

  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

        The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Say on Pay Vote Results

        At our 2014 annual meeting of stockholders, holders of approximately 99.5% of the votes cast on such proposal approved the advisory vote on the 2013 compensation of our named executive officers. The compensation committee did not make significant structural changes to our executive compensation program for 2014. The compensation committee believes the advisory stockholder vote indicates strong support for the Company's executive compensation program. The compensation committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

        The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually, and adjusts them from time to time to account for relevant factors such as market changes, as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews his salary recommendations for our executives.

Incentive-Based Compensation

        For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and time and tenure. Each type of metric serves a different purpose. The short-term (annual bonus) and the cash component of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment is earned or made. The equity portion of the grants vests ratably over four years. The time-based vesting of the restricted stock units, a comparatively lesser portion of the total long-term incentive awards, is used primarily for retention purposes and to encourage stock ownership by executives, thereby aligning their interests with our stockholders. The stock options vest over time, but require improved stock price performance to realize value.

        Annual Performance-Based Incentive (Cash Bonus).    Annual performance-based cash bonuses are intended to reward achievement of short-term operating goals and financial performance that are incremental to long-term, sustained creation of stockholder value. Our annual bonuses are established with reference to the annual portion of our multi-year strategic plan and, although measured in one-year increments, are designed to tie each year's results into a long-term target. As the Company's business evolves and develops, the long-term targets may be revised with concurrent impact on each year's annual planning. Generally, the annual performance metrics are financial-based measures that the compensation committee believes are highly correlated to our strategic goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

        Each of our executives is eligible to receive an annual cash bonus based on achievement of certain performance objectives, predominantly based on annual EBITDA. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The EBITDA goal is intended to be a "stretch" goal, or challenging target, and is meant to encourage superior performance. The 2007 Plan permits the compensation committee to adjust, in its discretion, EBITDA for non-cash, non-recurring, or unusual items. The compensation committee approves the annual bonus program based on achievement of a predetermined range of minimum threshold, target, and maximum-level EBITDA and approves payout of the bonuses, if any, following review of actual results. Bonuses are based on a percentage of the executive's salary and are set based on market and peer comparisons, and the corresponding dollar payout value varies up or down depending on the actual EBITDA performance level. Bonuses are not payable at all if the minimum threshold of EBITDA is not achieved. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. The compensation committee may add or substitute performance measures in future plans. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation. Cash incentive awards are currently paid pursuant to the 2007 Plan. It is anticipated that future cash awards would be paid pursuant to the proposed Cash Incentive Plan (see Proposal 3—Approval of the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan beginning on page 60).

        In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements, or to address other special situations.

        Long-Term Performance-Based Incentives.    The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to peer restaurant compensation practices. The compensation committee believes that a mix of performance and time-based cash and equity incentives provides an element of performance risk for executives and encourages equity ownership, thereby aligning the interests of executive officers with our stockholders.

        Long-term incentive grants consist of equity awards, typically in the form of restricted stock units and stock options, and a long-term cash incentive component. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including three-year performance targets) is designed to ensure that the execution of our strategic plan considers appropriate risks and returns and allows for initiatives that span several fiscal years.

        Currently, the long-term incentive awards for executives consist of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% performance-based cash component. We use stock options to align the interests of our executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance). We use restricted stock units to help retain our executives and further align their interests with our stockholders. The cash component is payable if cumulative EBITDA or ROIC targets are achieved over a three-year performance period. The cumulative EBITDA and ROIC long-term incentive cash metrics are independent of each other. The compensation committee selected a target earnings metric (cumulative EBITDA) and a return metric (ROIC) in the design of the long-term incentive cash design to achieve a balance between profitability and growth, and to effectively reward both. Both the EBITDA goal and the ROIC goal are intended to be "stretch" goals, or challenging targets, and are meant to encourage superior performance. The 2007 Plan permits the compensation committee to adjust, in its discretion, EBITDA or ROIC for non-cash, non-recurring, or unusual items. While there is some overlap with a metric in our annual performance-based cash bonuses and long-term incentive cash awards (EBITDA), the compensation committee believes this is appropriate because the annual performance-based cash bonus is focused on earnings in a particular year, whereas the three-year cumulative EBITDA used in the long-term incentive program is focused on progress over the three-year performance period and can be measured at any point in the performance period. The longer term nature of the long-term incentive cash program links performance to our multi-year strategic plan and growth objectives and encourages management's collaboration on strategic initiatives. Incentive awards of both cash and equity are currently paid pursuant to the 2007 Plan. It is anticipated that future cash awards would be paid pursuant to the proposed Cash Incentive Plan (see Proposal 3—Approval of the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan beginning on page 60).

Modest Perquisites

        We offer relatively few perquisites to our executives, but we do provide certain benefits such as car allowances and meal allowances to our named executive officers and certain other employees. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements.

Summary of 2014 Compensation Activity

Base Salary

        During 2014, the compensation committee did not make any changes to named executive officer salaries. Named executive officer salaries for 2014 are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, Company performance, individual contributions, CEO recommendations for his direct reports, and other relevant matters.

Named Executive Officer	Salary
Stephen E. Carley, Chief Executive Officer	$750,000
Stuart B. Brown, Senior Vice President and Chief Financial Officer	$357,000
Denny Marie Post, Executive Vice President and Chief Concept Officer	$392,700
Michael L. Kaplan, Senior Vice President and Chief Legal Officer	$335,000
Cathy Cooney, Senior Vice President and Chief People Officer	$305,000
Eric C. Houseman, Former President and Chief Operating Officer	$420,240
Todd A. Brighton, Former Chief Development Officer	$340,920

        Each of Mr. Carley, Mr. Brown, Ms. Post, and Mr. Kaplan has an employment agreement with the Company, the terms of which are discussed below under "Executive Employment Agreements."

Incentive-Based Compensation

        2014 Annual Performance-Based Cash Incentives.    For 2014, annual performance-based cash bonuses were contingent upon achievement of an annual Company EBITDA target to focus our efforts on continuing to improve performance and maximizing stockholder returns. In fiscal year 2014, we continued to realize significant movement toward these goals, reporting increased revenues and net income in fiscal 2014 over 2013 and 2012 and sustainable cost reductions. We view these achievements as progress toward establishing best in class operations, profitability, and brand value.

        Target bonus opportunities under our annual performance-based cash incentive program are equal to a pre-established percentage of the employee's base salary. Bonuses are determined by comparing the Company's fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. For 2014, the EBITDA target was $117.9 million, and preliminary bonus amounts based on achievement of EBITDA targets range from 85% to 115% of the executive's target bonus opportunity. For 2014 we achieved 100.2% of the EBITDA target based on our 2014 EBITDA of approximately $118.1 million, which resulted in a payout of 100.8%. For purposes of calculating our 2014 bonus, EBITDA, as defined in the Company's earnings releases filed with the SEC on Form 8-K, is adjusted for unusual or nonrecurring items including acquisitions, executive transition, changes to the chief executive officer's retirement provisions, and impairments. Such adjustments were approved by the compensation committee.

EBITDA Target and Preliminary Bonus %

EBITDA Target Achieved		Bonus Payout as a % of Target

Below Minimum	<85%	0%

Minimum	85%	30%

Target	100%	100%

Actual	100.2%	100.8%

Maximum	≥115%	170%

        The 2014 annual performance-based cash bonus incentive also included a feature, if EBITDA of at least 100% of the target level was achieved, that allows for an increase in the amount up to 120% of the preliminary bonus amount based on achievement of guest traffic outcomes favorable to our casual dining peers as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry. Due to our achievement of above-target EBITDA performance goals in 2014, and above-target guest traffic increases, eligible employees, including our executive officers, earned a bonus payout of 114.9% of target, as reflected in the tables below.

Guest Count Modifier and Final Bonus as % of Target

Guest Count Increment over Black Box		Guest Count Modifier Payout

Threshold	0.58%	101%

Actual	1.57%	114%

Maximum	≥2.00%	120%

Final Bonus as % of Target Bonus Opportunity

100.8%	× 114.0%	= 114.9%
(EBITDA %)	(Guest Count Modifier %)	(Total)

        The actual amounts of our 2014 annual performance-based cash incentives paid to our named executive officers in February 2015 for fiscal 2014 performance are as follows.

					Performance-Based Bonus Amount
Named Executive Officer(1)	2014 Annualized Salary	Bonus at Target (% of Actual Salary)	$ Bonus at Target		Multiplied by Actual EBITDA Target Achieved (%)		Multiplied by Actual Guest Count Modifier Achieved (%)		2014 Actual Bonus	2014 Actual Bonus (% of Actual Salary)
S. Carley	$750,000	120%	$900,000	x	100.8%	x	114.0%	=	$1,034,218	137.9%
S. Brown	$357,000	70%	$249,900	x	100.8%	x	114.0%	=	$287,168	80.4%
D. Post	$392,700	70%	$274,890	x	100.8%	x	114.0%	=	$315,885	80.4%
M. Kaplan	$335,000	70%	$234,500	x	100.8%	x	114.0%	=	$269,471	80.4%
C. Cooney	$305,000	70%	$213,500	x	100.8%	x	114.0%	=	$245,339	80.4%

(1)
Former named executive officers were not eligible to receive an annual performance-based cash bonus because they were terminated during the year and instead received a payment in lieu of such bonus. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements" for a description of all payments made to former named executive officers.

        2014 Long-Term Incentive ("LTI") Program.    The 2014 LTI grants made to named and other executive officers followed the same program design implemented in 2011 and used in 2012 and 2013. For our executives, the program consists of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% long-term cash incentive component measured by company performance over three years. The LTI program grants are made under the 2007 Plan. It is intended that this program will continue annually in overlapping cycles.

        2014 Incentive Grants.    In February 2014, the Company made the following annual grants to our named executive officers in the form of LTI cash award, options, and restricted stock units under the 2007 Plan. As described above, an executive's total target incentive is comprised of 40% long-term performance-based cash, 40% stock options, and 20% restricted stock units.

Named Executive Officer	Total Long Term Incentive Target Value ($)	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
S. Carley	1,800,000	720,069	21,085	5,000
S. Brown	410,550	164,270	4,809	1,140
D. Post	431,970	172,800	5,060	1,200
M. Kaplan	268,000	107,253	3,139	744
C. Cooney	244,000	97,672	2,858	677
Former Named Executive Officer
E. Houseman	336,192	134,556	3,938	933
T. Brighton	340,920	136,398	3,993	947

        The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units is based on the grant date market value of the common shares.

        Long-Term Cash Portion.    The long-term cash portion of the performance plan is focused on operational metrics with a three-year performance period. The awards cliff vest at the end of a three-year performance cycle. Performance is measured over the three years based on a range of minimum threshold, target, and maximum level. There are two independent metrics used that provide an appropriate balance between capital efficiency and operational results. The first metric is cumulative

EBITDA, which allows progress toward the EBITDA goal to be measured over three years. The second metric is three-year average ROIC, which recognizes that capital-related returns may take time to manifest. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric.

        The same LTI cash award metrics and methodology were implemented for years 2011 through 2014. It is currently intended that each subsequent annual plan will have similar three-year performance periods and vesting.

        At the end of 2014, the Company completed a three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2012 through fiscal 2014. The 2012 LTI cash awards represented 40% of the executive's total 2012 LTI award. Based on achievement of EBITDA and ROIC performance goals, our executive officers earned a LTI cash payout, as reflected in the summary compensation table and the tables below.

        For the 2012-2014 LTI cash incentive, our target (100%) level EBITDA objective was approximately $338.7 million. The range of EBITDA objectives to achieve a LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our EBITDA achievement for 2012-2014 was $321.8 million, which was 95.0% of the target EBITDA level, and generated a corresponding payout multiple of 75.0%. For purposes of calculating our 2012-2014 LTI cash payout, EBITDA, as set forth in the Company's earnings releases filed with the SEC on Form 8-K, is adjusted for unusual or non-recurring items including acquisitions, executive transition, changes to the chief executive officer's retirement provisions, the 2013 special discretionary bonus, the 2012 variance in the number of operating weeks, and impairments, and is calculated using cumulative EBITDA for the years 2012-2014. Such adjustments were approved by the compensation committee.

EBITDA Target and Preliminary Payout %

EBITDA Target Achieved		Payout as a % of Target

Below Minimum	<90%	0%

Minimum	90%	50%

Actual	95%	75%

Target	100%	100%

Maximum	≥120%	200%

        Our target (100%) level ROIC objective for the 2012-2014 performance period was approximately 10.37%. The range of ROIC objectives to achieve a LTI cash payout based on ROIC was 95.18% of target ROIC for the minimum threshold level, and 104.82% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our ROIC achievement for 2012-2014 was 10.29%, which was 99.2% of the target ROIC level, and generated a corresponding payout multiple of 83.4%. For purposes of calculating our 2012-2014 LTI cash payout, ROIC is calculated by dividing the income from operations plus interest income, each as reported in our annual report on Form 10-K filed with the SEC, and is adjusted for unusual or non-recurring items including acquisitions, executive transition, changes to the chief executive officer's retirement provisions, the 2013 special discretionary bonus, the 2012 variance in the number of operating weeks, and impairments, for the years 2012-2014 by our average invested capital over the three years. Such adjustments were approved by the compensation committee.

ROIC Target and Preliminary Payout %

ROIC Target Achieved		Payout as a % of Target

Below Minimum	<95.18%	0%

Minimum	95.18%	20%

Actual	99.2%	83.4%

Target	100%	100%

Maximum	≥104.82%	200%

        The actual amounts of our LTI cash incentive paid to our named executive officers in February 2015 for fiscal 2012 through fiscal 2014 performance are as follows. Together, the overall performance of the EBITDA and ROIC metrics averaged a payout percentage of 79.2%.

		EBITDA-Based LTI Payout					ROIC-Based LTI Payout					Total LTI Cash Payout
Named Executive Officer(1)	LTI Award at Target ($)	EBITDA Portion of LTI Award at Target (1/2 of total) ($)		Multiplied by Actual EBITDA Payout as a % of Target		EBITDA Based LTI Cash Award Payout ($)	ROIC Portion of LTI Award at Target (1/2 of total) ($)		Multiplied by Actual ROIC Payout as a % of Target		ROIC Based LTI Cash Award Payout ($)	EBITDA- Based LTI Payout + ROIC Based LTI Payout ($)
S.Carley	360,007	180,003	x	75%	=	135,003	180,003	x	83.4%	=	150,123	285,126
S.Brown	140,006	70,003	x	75%	=	52,502	70,003	x	83.4%	=	58,383	110,885
D.Post	114,021	57,010	x	75%	=	42,757	57,010	x	83.4%	=	47,547	90,304
M.Kaplan(2)	—	—		—		—	—		—		—	—
C.Cooney(2)	—	—		—		—	—		—		—	—

(1)
Former named executive officers were not eligible to receive a LTI cash payout for 2012-2014 because they were terminated during the year. Mr. Brighton instead received a payment in lieu of such LTI cash payout. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements" for a description of all payments made to former named executive officers.

(2)
Mr. Kaplan and Ms. Cooney joined the Company in 2013.

        Stock Options.    The stock options that were granted in 2014 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives.

        Restricted Stock Units.    The restricted stock units that were granted in 2014 vest ratably over four years on each anniversary date of the grant.

        D. Post Special Equity Award.    In addition to the amounts reflected above, the compensation committee awarded a special equity award to Ms. Post in October 2014 based on her expanded role at the Company, including oversight of Canadian and franchise operations, and the recommendation of the committee's compensation consultant. Ms. Post received a restricted stock unit award with a value of $200,000, which is scheduled to vest over four years.

        S. Carley Amendments to Restricted Stock Unit and Stock Option Award Agreements.    In July of 2014, the compensation committee approved certain amendments to Mr. Carley's existing and future restricted stock unit and stock option award agreements. The amendments provide for the non-forfeitability of such awards upon Mr. Carley's death, disability, or retirement. Following such death, disability, or retirement, stock options would become exercisable in accordance with their existing, normal vesting schedules and would remain outstanding for the duration of their original terms. Affected restricted stock units would similarly be paid out in accordance with their original vesting schedules. Retirement, for purposes of these changes, means Mr. Carley's voluntary resignation when his age and whole years of service with the company equals or exceeds 67, provided that he is at least 58 years of age and has a minimum of 5 full years of service. The changes to Mr. Carley's restricted stock units and stock options are designed to maintain incentives for Mr. Carley as he approaches retirement age and to provide market competitive protections to Mr. Carley in the event of his death or disability. The compensation committee considered carefully these changes after soliciting input from the consultant, and concluded that the existing award structure (which would result in the forfeiture of awards upon retirement) may not provide a meaningful incentive to Mr. Carley as his career with the Company progresses, given that awards issued close in proximity to his expected retirement may be perceived as having little value based on their expected forfeiture. The committee believes that the amended structure, which provides for the non-forfeiture and the extended payout of such awards for several years following retirement, will appropriately incentivize and retain Mr. Carley (as the awards will become non-forfeitable upon his retirement), and will align Mr. Carley's interests with those of our stockholders, both during employment and thereafter, as his ability to garner value from these awards upon retirement will be directly linked not only to the Company's success during his continued tenure as chief executive officer, but also in subsequent years. The committee believes this alignment will encourage Mr. Carley's continued efforts toward the Company's long-term financial and business health, and to pursue appropriate succession planning activities if and when appropriate.

2015 Compensation Program

        Our 2015 compensation program has substantially the same key components and elements as our 2014 program.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for tax purposes of compensation over $1 million paid by a publicly traded company to certain executive officers, unless such compensation qualifies as "performance-based compensation." The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee generally attempts to structure most compensation approaches to preserve deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

        As discussed above, annual performance-based bonuses are generally paid under the 2007 Plan and thus are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, such amounts are intended to be deductible by the Company even if in excess of the $1 million statutory limit. Non-qualified stock options and long-term performance-based cash awards are also granted under the 2007 Plan and are also intended to qualify as "performance-based compensation" under Section 162(m). Such amounts are also intended to be deductible by the Company even if in excess of the $1 million statutory limit. Time-based vesting RSUs do not satisfy the requirements of Section 162(m). Consequently, a portion of that compensation is expected to not be deductible in fiscal 2014 and in future years based on certain executives' aggregate non-performance-based compensation being in excess of statutory limits. Nonetheless, we believe time-based vesting RSUs are an appropriate component of our executive compensation program for the reasons discussed above in this CD&A.

Executive Compensation Policies and Guidelines

Executive Employment Agreements

        Each of Mr. Carley, Mr. Brown, Ms. Post, and Mr. Kaplan has an employment agreement with the Company, described below under "Executive Employment Agreements." The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreement. The agreements provide for severance payments upon termination and after a change of control of the Company. The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change of control event or other event potentially affecting their employment. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

        Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. (See "Director Stock Ownership Guidelines" beginning on page 20 for ownership guidelines for directors). The compensation committee believes that executive stock ownership requirements increase alignment of executive interests with those of stockholders with respect to long-term ownership risk. The guidelines require executive officers to hold during the term of the executive's employment a dollar value of Company's securities based on a multiple of base salary. In 2014, the ownership guideline values were increased to five times base salary for our CEO, Mr. Carley, and three times base salary for the other executive officers. Pursuant to the guidelines, the value of the executive's holdings is based on the cumulative cost basis of Company securities held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, including vested in-the-money options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from their effective date of employment. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors.

        The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 10, 2015, valued at the acquisition dates pursuant to our executive stock ownership guidelines(1):

Named Executive Officer	Ownership Guideline	Current Dollar Value of Guideline		Cumulative Cost Basis
S. Carley	5x salary	$3,750,000		$7,124,481
S. Brown	3x salary	$1,071,000		$1,438,067
D. Post	3x salary	$1,178,100	(2)	$1,251,962
M. Kaplan	3x salary	$1,005,000	(3)	$125,133
C. Cooney	3x salary	$915,000	(4)	$234,322

(1)
Former executive officers, Messrs. Houseman and Brighton were not included in this table as they were not employed by the Company on March 10, 2015 and are no longer subject to the guidelines.

(2)
To be achieved by August 2016.

(3)
To be achieved by October 2018.

(4)
To be achieved by July 2018.

Compensation Clawback Policy

        In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements.

Pledging and Hedging Transactions in Company Securities

        In 2014, the board adopted a formal policy prohibiting hedging and pledging of Company securities by executive officers and directors. The policy is set forth in the Company's Insider Trading Policy. All directors and executive officers are currently in compliance with the policy.

Compensation Committee Report

        The compensation committee, which is comprised of independent directors, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Lloyd L. Hill, Chair
Robert B. Aiken
Richard J. Howell
Glenn B. Kaufman

2014 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2014, as well as two former officers (collectively, the named executive officers), for fiscal years 2012 through 2014:

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)		Option Awards ($)(6)		Non-Equity Incentive Plan Compensation ($)(8)	All Other Compensation ($)(9)	Total ($)
Current Executives
Stephen E. Carley	2014	750,000		383,357	(7)	794,753	(7)	1,319,344	20,219	3,267,673
Chief Executive Officer	2013	735,578	650,000	299,959		599,998		1,352,231	15,558	3,653,324
	2012	740,769		179,995		351,425		794,104	15,765	2,082,058
Stuart B. Brown	2014	357,000		82,069		164,215		398,053	15,730	1,017,066
Senior Vice President and	2013	350,135	280,000	79,975		159,999		479,603	11,207	1,360,919
Chief Financial Officer	2012	352,692		69,998		136,666		264,660	10,591	834,607
Denny Marie Post	2014	392,700		286,345		172,782		406,189	17,523	1,275,539
Executive Vice President and	2013	385,147	280,000	62,979		125,999		493,897	186,928	1,534,950
Chief Concept Officer	2012	387,962		56,984		111,281		291,126	137,825	985,178
Michael L. Kaplan(1)	2014	335,000		53,561		107,190		269,471	332,374	1,097,596
Senior Vice President and	2013	70,865	22,000	19,962				76,614	23,773	213,214
Chief Legal Officer
Cathy Cooney(2)	2014	305,000		48,737		97,596		245,339	25,635	722,308
Senior Vice President and	2013	133,731	34,000	48,757		97,579		133,068	97,278	544,413
Chief People Officer
Former Executives
Eric C. Houseman	2014	303,866		144,446	(7)	229,090	(7)		991,308	1,668,710
President and Chief	2013	412,159	169,000	71,982		144,002		596,773	11,360	1,405,276
Operating Officer	2012	415,170		59,998		117,140		356,050	11,458	959,816
Todd A. Brighton	2014	212,419		99,876	(7)	185,540	(7)		483,449	981,284
Senior Vice President and	2013	334,363	169,000	62,979		125,999		402,187	11,608	1,106,136
Chief Development Officer	2012	336,806		45,992		89,801		252,739	13,208	738,546

(1)
Mr. Kaplan joined the Company in September 2013. The base salary reported for Mr. Kaplan is prorated for the period of time he provided services to us in fiscal 2013. Mr. Kaplan's annual base salary in 2013 was $335,000.

(2)
Ms. Cooney joined the Company in July 2013. The base salary reported for Ms. Cooney is prorated for the period of time she provided services to us in fiscal 2013. Ms. Cooney's annual base salary in 2013 was $305,000.

(3)
Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan. Our 2012 fiscal year contained 53 operating weeks compared to 52 weeks for fiscal 2013.

(4)
Bonus amounts reported for 2013 represent a one-time special discretionary bonus in recognition of the Company's extraordinary performance during 2013.

(5)
Amounts under Stock Awards represent the aggregate grant date fair value of restricted stock units computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2014, 2013, and 2012. See "Outstanding Equity Awards at 2014 Fiscal Year-End" below for a listing of restricted stock unit awards outstanding for each named executive officer as of December 28, 2014.

(6)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2014, 2013, and 2012. See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 28, 2014, December 29, 2013, and December 30, 2012, for descriptions of the methodologies and assumptions we used to value option awards.

(7)
Includes additional GAAP compensation expense as a result of the amendments made to Mr. Carley's equity award agreements or as a result of post-termination vesting of equity awards of Messrs. Houseman and Brighton.

(8)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2012 is attributable to a bonus award under the 2007 Plan earned in fiscal year 2012, but paid in 2013; the amount shown for 2013 is attributable to a bonus award under the 2007 Plan earned in fiscal 2013, but paid in 2014 and the 2011 LTI cash award payout; and the amount shown for 2014 is attributable to a bonus award under the 2007 Plan earned in fiscal 2014, but paid in 2015 and the 2012 LTI cash award payout. Amounts in the 2014 "Non-Equity Incentive Plan Compensation" column above consist of the following payments to the named executive officers. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of bonus award or LTI cash award payouts into the Deferred Compensation Plan.

Named Executive Officer	2014 Annual Performance- Based Cash Incentive Payout ($)	2012 LTI Cash Award Payout ($)	Total ($)
Stephen E. Carley	1,034,218	285,126	1,319,344
Stuart B. Brown	287,168	110,885	398,053
Denny Marie Post	315,885	90,304	406,189
Michael L. Kaplan(1)	269,471	—	269,471
Cathy Cooney(1)	245,339	—	245,339

(1)
Mr. Kaplan and Ms. Cooney joined the Company in 2013.
(9)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Phone Allowance (b)	Meal Discounts ($)(c)	Life Insurance/ LT Disability Premium Payments ($)(d)	Company Match under Non-Qualified Deferred Compensation Plan	Separation of Service Agreement payments ($)		Consultant Agreement payments ($)		Moving Expenses & Other Payments ($)		Total ($)
Current Executives
Stephen E. Carley	2014	15,000	1,620	—	599	3,000					—		20,219
Stuart B. Brown	2014	10,200	1,620	476	433	3,000					—		15,730
Denny Marie Post	2014	10,200	1,620	718	448	3,000					1,537	(e)	17,523
Michael L. Kaplan	2014	10,052	1,620	1,208	424	3,000					316,070	(e)	332,374
Cathy Cooney	2014	10,200	1,620	199	412	3,000					10,204	(e)	25,635
Former Executives
Eric C. Houseman	2014	6,669	1,059	384	258		982,938	(f)			—		991,308
Todd A. Brighton	2014	5,884	935	312	208				476,110	(g)	—		483,449

(a)
All executives and certain other employees receive monthly car allowances.

(b)
All executives and certain other employees receive monthly phone allowances.

(c)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(d)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(e)
Represents moving expenses reimbursable by the Company pursuant to the executive's employment agreement or offer letter. The amount includes $58,193 of tax reimbursements related to moving expenses.

(f)
Amounts payable to Mr. Houseman under his separation agreement. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements—Separation Related Agreements—Eric Houseman Severance Agreement" beginning on page 53.

(g)
Amounts payable to Mr. Brighton under his consultant agreement. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements—Separation Related Agreements—Todd Brighton Consulting Agreement" beginning on page 53.

Grants of Plan-Based Awards

        The following table provides additional information about equity awards and non-equity incentive plan awards granted to our named executive officers during fiscal 2014:

						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Grant Date Fair Value of Option and Stock Awards ($)(3)
										Exercise or Base Price of Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Current Executives
Stephen E. Carley	2/19/2014	(1)	270,000	900,000	1,836,000			21,085	(4)	71.99	719,984
	2/19/2014	(2)	180,017	720,069	1,368,131	5,000	(5)				359,950
Stuart B. Brown	2/19/2014	(1)	74,970	249,900	509,796			4,809	(4)	71.99	164,215
	2/19/2014	(2)	41,068	164,270	312,114	1,140	(5)				82,068
Denny Marie Post	2/19/2014	(1)	82,467	274,890	560,776			5,060	(4)	71.99	172,782
	2/19/2014	(2)	43,200	172,800	328,320	1,200	(5)				86,388
	10/1/2014					3,675	(6)				199,957
Michael L. Kaplan	2/19/2014	(1)	70,350	234,500	478,380			3,139	(4)	71.99	107,190
	2/19/2014	(2)	26,813	107,253	203,781	744	(5)				53,561
Cathy Cooney	2/19/2014	(1)	64,050	213,500	435,540			2,858	(4)	71.99	97,596
	2/19/2014	(2)	24,418	97,672	185,576	677	(5)				48,737
Former Executives
Eric C. Houseman	2/19/2014	(1)	100,858	336,192	685,832			3,938	(4)	71.99	134,475
	2/19/2014	(2)	33,639	134,556	255,656	933	(5)				67,167
Todd A. Brighton	2/19/2014	(1)	71,293	238,644	486,834			3,993	(4)	71.99	136,351
	2/19/2014	(2)	34,100	136,398	259,156	947	(5)				68,175

(1)
Amounts under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential bonus payouts granted to the named executive officers under the 2007 Plan that depended on satisfaction of Company EBITDA targets in fiscal 2014. The factors considered by the compensation committee in determining bonus amounts are discussed above in "Compensation Discussion and Analysis—Incentive-Based Compensation—Annual Performance-Based Incentive (Cash Bonus)." We also utilized a minimum threshold target, so that in the event actual EBITDA exceeded the minimum threshold but was less than the target, the amount of bonus to which the executive was entitled would have been adjusted on a pro rata basis between the minimum threshold and the target amount set forth above.

(2)
The amounts in this row under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential payouts under a long-term cash performance award granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. There will be two independent metrics used: (A) the three-year average ROIC and (B) the three-year cumulative EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2014 Compensation Activity—Incentive-Based Compensation—2014 Long-Term Incentive Program."

(3)
See Note 16 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 28, 2014 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the authoritative guidance for accounting for stock compensation.

(4)
Options were granted pursuant to the 2007 Plan. The options are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company. Options are exercisable for ten years from the date of issuance, as defined in the 2007 Plan, and certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

(6)
Ms. Post received a special equity award in October 2014 based on her expanded role at the Company. The award is comprised of time-based restricted stock units granted pursuant to the 2007 Plan. The units are scheduled to vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant subject to continuing employment or service with the Company.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)			Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested ($)(18)
				Option Expiration Date
Name	Exercisable	Unexercisable
Current Executives
Stephen E. Carley	54,787	—	19.64	9/13/17	(1)	1,225	(9)	93,614
	19,320	2,760	34.71	6/24/21	(2)	2,538	(10)	193,954
	12,032	12,032	35.46	2/21/22	(3)	5,347	(14)	408,618
	10,098	30,294	42.07	2/26/23	(4)	5,000	(16)	382,100
	—	21,085	71.99	2/19/24	(7)
Stuart B. Brown	3,838	2,113	28.15	9/12/21	(5)	621	(11)	47,457
	4,678	4,680	35.46	2/21/22	(3)	986	(9)	75,350
	2,692	8,079	42.07	2/26/23	(4)	1,425	(14)	108,898
	—	4,809	71.99	2/19/24	(7)	1,140	(16)	87,119
Denny Marie Post	7,126	1,425	32.29	8/2/21	(6)	476	(13)	36,376
	3,810	3,810	35.46	2/21/22	(3)	803	(10)	61,365
	2,120	6,362	42.07	2/26/23	(4)	1,122	(14)	85,743
	—	5,060	71.99	2/19/24	(7)	1,200	(16)	91,704
						3,675	(17)	280,843
Michael L. Kaplan	—	3,139	71.99	2/19/24	(7)	203	(15)	15,513
						744	(16)	56,856
Cathy Cooney	1,154	3,462	59.46	7/9/23	(8)	615	(12)	46,998
	—	2,858	71.99	2/19/24	(7)	677	(16)	51,736
Former Executives
Eric C. Houseman	1,174	718	34.71	6/24/21	(2)	518	(9)	39,586
	1,102	2,876	35.46	2/21/22	(3)	846	(10)	64,651
	1,212	6,054	42.07	2/26/23	(4)	1,283	(14)	98,047
	—	3,938	71.99	219/24	(7)	933	(16)	71,300
Todd A. Brighton	2,445	670	34.71	6/24/21	(2)	297	(9)	22,697
	1,537	3,075	35.46	2/21/22	(3)	648	(10)	49,520
	2,120	6,362	42.07	2/26/23	(4)	1,122	(14)	85,743
	—	3,993	71.99	2/19/24	(7)	947	(16)	72,370

(1)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 13, 2014.

(2)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 24, 2015.

(3)
These options vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(4)
These options vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(5)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 12, 2015.

(6)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(7)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on February 19, 2024.

(8)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on July 9, 2017.

(9)
Awards of restricted stock units granted on June 24, 2011 that vest 25% on each anniversary date of issuance and in full on June 24, 2015.

(10)
Awards of restricted stock units granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(11)
Awards of restricted stock units granted on September 12, 2011 that vest 25% on each anniversary date of issuance and in full on September 12, 2015.

(12)
Awards of restricted stock units granted on July 9, 2013 that vest 25% on each anniversary date of issuance and in full on July 9, 2017.

(13)
Awards of restricted stock units granted on August 2, 2011 that vest 25% on each anniversary date of issuance and in full on August 2, 2015.

(14)
Awards of restricted stock units granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(15)
Awards of restricted stock units granted on October 1, 2013 that vest 25% on each anniversary date of issuance and in full on October 1, 2017.

(16)
Awards of restricted stock units granted on February 19, 2014 that vest 25% on each anniversary date of issuance and in full on February 19, 2018.

(17)
Awards of restricted stock units granted on October 1, 2014 that vest 25% on each anniversary date of issuance and in full on October 1, 2018.

(18)
Based on the closing price of our common stock on December 26, 2014 of $76.42 per share.

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Current Executives
Stephen E. Carley	5,000	258,175	9,278	592,431
Stuart B. Brown	2,500	104,409	8,695	487,376
Denny Marie Post	—	—	1,254	89,600
Michael L. Kaplan	—	—	68	3,700
Cathy Cooney	—	—	205	14,559
Former Executives
Eric C. Houseman	6,016	281,530	2,694	203,079
Todd A. Brighton	—	—	1,671	125,924

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Based on the closing price of our common stock on the date of vesting.

Non-qualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Deferred Compensation Plan as of December 28, 2014.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Current Executives
Stephen E. Carley	2,116,728	3,000	0	—	2,119,728
Stuart B. Brown	124,571	3,000	7,589	—	135,160
Denny Marie Post	153,086	3,000	12,476	—	239,954
Michael L. Kaplan	13,400	3,000	756	—	17,156
Cathy Cooney	251,843	3,000	421	—	255,264
Former Executives
Eric C. Houseman	21,968	—	1,795	59,500	23,095
Todd A. Brighton	—	—	—	—	—

(1)
All Executive Contributions in Last Fiscal Year and Registrant Contribution in Last Fiscal Year were reported as compensation to the relevant named executive officers in our Summary Compensation Table. No portion of the Aggregate Earnings (Loss) in Last Fiscal Year was reported as compensation to the relevant named executive officers in our Summary Compensation Table.

(2)
The Company provided a 25% match of the participants' contributions up to 4% of their compensation (or, a maximum of 1% of their compensation, the same matching formula used in our 401(k) plan). The company match for named executive officers and other members of the executive team was capped at $3,000 for the 2014 plan year.

(3)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

        Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. In 2014 the Company paid all administrative expenses of the plan. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation and commissions each plan year. The Company may make matching contributions in an amount determined by the compensation committee. For the 2014 plan year, the compensation committee authorized matching contributions equal to 25% of the first 4% of compensation that is deferred by the participant.

        The Company invests the deferred compensation plan assets through a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments and are available to satisfy the claims of the Company's creditors in the event of bankruptcy or insolvency.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's total account balance at the time of the in-service distribution is at least $25,000, the participant can elect to receive payment in up to 5 annual installments. The participant can elect up to 15 annual installments. Otherwise, payment of a participant's account is made the later of (i) in the February following the participant's termination of employment or (ii) six months from participant's termination of employment in the form of a lump sum or in 5, 10, or 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000.

        A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Equity Compensation Plan Information

        We maintain three equity based compensation plans—the 2004 Performance Incentive Plan (the "2004 Plan"), the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), and the Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 28, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2004 Plan	12,100
2007 Plan	449,586
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	461,686	$38.83	786,867	(1)

(1)
Of the aggregate number of shares that remained available for future issuance as of December 28, 2014, 59,430 shares were available for issuance under the ESPP and 727,437 shares were available for issuance under the 2007 Plan. Any shares subject to options granted under the 2004 Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 2004 Plan.

Employment Agreements, Separation Related Arrangements, and Change in Control Agreements

Executive Employment Agreements

        Stephen E. Carley Employment Agreement.    Our employment agreement with Mr. Carley, our chief executive officer, dated August 11, 2010, has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Carley's employment upon the occurrence of a change in control event, he will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Mr. Carley for performance in the last three calendar years prior to the change in control event for which bonuses have been paid or are payable; and (d) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        If Mr. Carley's employment is terminated either by the Company without cause, or by Mr. Carley for good reason, as those terms are defined in the agreement, Mr. Carley will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Generally, under Mr. Carley's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Carley is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Carley for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Carley's agreement as a material reduction in his annual base salary or target annual bonus opportunity, relocation of the Company's headquarters to a location more than 50 miles from the existing location, a material breach of any provision contained in the employment agreement or any material provision of any equity award agreement, the removal of Mr. Carley from the board of directors, requiring that Mr. Carley report to any other person other than the board, or a material diminution in Mr. Carley's title, duties, or responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Carley's notice thereof.

        Stuart B. Brown Employment Agreement.    Our employment agreement with Mr. Brown, our chief financial officer, dated August 10, 2011 has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Brown's employment upon the occurrence of a change in control event, Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) payment of an amount equal to the annual bonus amount earned by Mr. Brown for performance in the last completed fiscal year prior to the change in control event for which bonuses have been paid or are payable; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        Upon termination of Mr. Brown's employment either by the Company without cause, or by Mr. Brown for good reason (as each term is defined in the employment agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Mr. Brown's employment be terminated by the Company without cause or by Mr. Brown for good reason within the two-year period following such change in control event. Good reason is defined in Mr. Brown's agreement as a reduction in his compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement, or a significant reduction in the then-effect responsibilities of the Company's chief financial officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Mr. Brown of such reason.

        Denny Marie Post Employment Agreement.    Our employment agreement with Ms. Post, our chief concept officer, dated August 1, 2011 has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Post's employment upon the occurrence of a change in control event, Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        Upon termination of Ms. Post's employment either by the Company without cause, or by Ms. Post for good reason (as each term is defined in the employment agreement), Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Ms. Post's employment be terminated by the Company without cause or by Ms. Post for good reason within the two-year period following such change in control event. Good reason is defined in her agreement as a reduction in her compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the Company's chief marketing officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Ms. Post of such reason.

        Michael L. Kaplan Employment Agreement.    Our employment agreement with Mr. Kaplan, our chief legal officer, dated September 30, 2013, has an indefinite term. The employment agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Kaplan's employment without cause, or Mr. Kaplan terminates his employment for good reason, in both cases either before or following the occurrence of a change in control event, Mr. Kaplan will receive, among other things, (a) payment of an amount equal to one time his annual base salary; and (b) payment of an amount equal to the target amount of Mr. Kaplan's annual bonus for the fiscal year in which the effective date of termination occurs.

        Generally, under Mr. Kaplan's employment agreement and subject to limited exceptions set forth in the employment agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Kaplan is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Kaplan for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Kaplan's employment agreement as a reduction in his compensation other than as permitted under the employment agreement, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a willful breach of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the chief legal officer; provided that the Company has 30 days to cure any such condition following Mr. Kaplan's notice thereof (which notice is required to be provided within 90 days of the initial existence of the condition).

Separation Related Agreements

        Eric Houseman Severance Agreement.    Mr. Houseman's position of chief operating officer of the Company was eliminated effective August 1, 2014. In connection with Mr. Houseman's departure, the Company, Red Robin International, Inc., and Mr. Houseman entered into a severance agreement, dated as of July 25, 2014. Pursuant to the terms of the severance agreement, the Company agreed to pay to Mr. Houseman (i) $174,561.23, less applicable taxes, which is an amount equal to the salary the Company would have paid Mr. Houseman if he had remained employed with the Company through December 31, 2014; (ii) a single lump-sum severance payment to Mr. Houseman of $420,240.00, less applicable taxes; and (iii) a lump sum payment in an amount equivalent to the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company for the full fiscal year (the bonus targets set forth in the Company's 2014 bonus plan shall govern Mr. Houseman's eligibility for the payment and the amount of the payment, if any is owed). The amounts set forth in (i) and (ii) above are in consideration of Mr. Houseman's obligations under the severance agreement and his provision of transition and other services to the Company through March 1, 2015. In addition, all unvested stock options, restricted stock units, and other equity-based awards held by Mr. Houseman will continue to vest through March 1, 2015. The severance agreement also contains non-solicitation and confidentiality provisions, as well as a general release by Mr. Houseman of claims against the Company, and other customary terms.

        Todd Brighton Consulting Agreement.    Todd A. Brighton departed from his position as chief development officer of the Company effective as of July 1, 2014. In connection with Mr. Brighton's departure, Red Robin International, Inc., and Mr. Brighton (through his consulting firm) entered into a consulting agreement, dated as of August 8, 2014, under which Mr. Brighton agreed to provide real estate development services to the Company effective as of July 2, 2014 through June 30, 2015. Pursuant to the terms of the consulting agreement, the Company agreed to pay to Mr. Brighton (i) $29,260 per month for the first six-month period of the consulting term; (ii) $14,630 per month during the remaining term of the agreement; (iii) reimbursement for his actual reasonable travel expenses incurred in providing the services under the consulting agreement; and, (iv) an amount equivalent to the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company for the full fiscal year (the bonus targets set by the Company's 2014 bonus program shall govern Mr. Brighton's eligibility for the payment and the amount of the payment, if any is owed). In February 2015, Mr. Brighton also received an amount equivalent to the long term incentive cash that would otherwise have been earned and be payable for the 2012-2014 performance period had he continued to be employed by the Company for the full performance period (the LTI cash targets set by the Company's long term incentive plan shall govern Mr. Brighton's eligibility for the payment and the amount of the payment, if any). In addition, all unvested stock options, restricted stock units, and other equity-based awards held by Mr. Brighton will continue to vest in accordance with existing plan documents during the period that he provides consulting services. The consulting agreement also contains non-competition and non-solicitation provisions, as well as other customary terms, and is subject to delivery of a general release by Mr. Brighton that is not revoked within the periods set forth under applicable law.

Change in Control Agreements

        The Company has change in control agreements with each current named executive officer except for Messrs. Carley, Brown, and Kaplan, and Ms. Post, who have change in control provisions in their employment agreements, as discussed above in "Executive Employment Agreements." The change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits:

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental, and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        None of our change in control provisions provide for a gross up payment for Internal Revenue Code Section 280G/4999 purposes. The board has determined not to enter into any agreements with a named executive officer that contain such a gross up provision. The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Incentive Plans

        Set forth below is a description of the change in control provisions contained within our Second Amended and Restated 2007 Performance Incentive Plan under which there are unvested awards currently outstanding. All outstanding awards under our 2004 Plan are vested.

        Second Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 28, 2014:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)		Termination with Cause($)		Death($)		Disability($)		Change in Control($)(2)
Current Executives
Stephen E. Carley	Salary	1,500,000	(3)							1,500,000	(3)
	Bonus	1,034,218	(8)			1,034,218	(8)	1,034,218	(8)	3,102,654	(9)
	Health Benefits	14,691	(12)							14,691	(12)
	Acceleration of LTI Cash Award					640,051	(14)	640,051	(14)	1,320,111	(17)
	Acceleration of Restricted Stock Units									1,078,286	(15)
	Acceleration of Options									6,498,296	(16)
Stuart B. Brown	Salary	357,000	(4)							357,000	(4)
	Bonus	287,168	(8)	287,168	(8)	287,168	(8)	287,168	(8)	613,751	(10)
	Health Benefits	8,886	(13)							8,886	(13)
	Acceleration of LTI Cash Award					161,442	(14)	161,442	(14)	324,299	(17)
	Acceleration of Restricted Stock Units									318,824	(15)
	Acceleration of Options									1,061,846	(16)
Denny Marie Post	Salary	392,700	(5)							392,700	(5)
	Bonus									—
	Health Benefits									—
	Acceleration of LTI Cash Award					141,618	(14)	141,618	(14)	298,826	(17)
	Acceleration of Restricted Stock Units									556,032	(15)
	Acceleration of Options									1,003,243	(16)
Michael L. Kaplan	Salary	335,000	(6)							335,000	(6)
	Bonus	269,471	(8)							269,471	(8)
	Health Benefits
	Acceleration of LTI Cash Award					35,751	(14)	35,751	(14)	107,253	(17)
	Acceleration of Restricted Stock Units									72,370	(15)
	Acceleration of Options									13,906	(16)
Cathy Cooney	Salary									305,000	(7)
	Bonus									133,068	(11)
	Health Benefits									3,882	(13)
	Acceleration of LTI Cash Award					97,665	(14)	97,665	(14)	195,333	(17)
	Acceleration of Restricted Stock Units									98,735	(15)
	Acceleration of Options									90,948	(16)
Former Executives
Eric C. Houseman(18)	Salary	594,801
	Payment in lieu of Bonus	386,329
	Health Benefits	1,807
	Modification of Restricted Stock Units	69,581
	Modification of Options	110,369
Todd A. Brighton(18)	Consulting	125,699
	Payment in lieu of Bonus	274,233
	Payment of LTI Cash award	72,879
	Health Benefits	3,298

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 28, 2014, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions in Mr. Carley's employment agreement, Mr. Brown's employment agreement, Ms. Post's employment agreement, Mr. Kaplan's employment agreement, the change in control agreement for Ms. Cooney, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Carley's 2014 base salary payable in a lump sum on the 60th day following termination of employment.

(4)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Brown's 2014 base salary.

(5)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Ms. Post's 2014 base salary.

(6)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Kaplan's 2014 base salary.

(7)
Represents an amount equal to one times Ms. Cooney's 2014 base salary payable in a lump sum on the 10th day following termination of employment.

(8)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual bonus for 2014 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officers based on Company achievement of EBITDA goals for fiscal 2014.

(9)
Represents the amount Mr. Carley would have been paid for his annual bonus for 2014 had Mr. Carley been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Carley based on Company achievement of EBITDA goals for fiscal 2014. Per the terms of his employment agreement, Mr. Carley would also be entitled to receive an amount equal to two times his highest bonus amount earned in the last three completed calendar years payable in a lump sum on the 60th day following the effective date of termination.

(10)
Represents the amount Mr. Brown would have been paid for his annual bonus for 2014 had Mr. Brown been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Brown based on Company achievement of EBITDA goals for fiscal 2014. Per the terms of his employment agreement, Mr. Brown would also be entitled to receive an amount equal to the annual bonus amount earned by Mr. Brown in the last completed fiscal year (2013) prior to the change in control event payable in a lump sum on the 60th day following the effective date of termination.

(11)
Represents the annual bonus amount earned by the named executive officer in the last completed calendar year prior to the change in control event. Based on a change in control date of December 28, 2014, such amount represents the bonus amount that was earned in 2013 by the named executive officer payable in a lump sum on the 10th day following the effective date of termination.

(12)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(13)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twelve months following the effective date of termination.

(14)
The values included in the table above are based on the pro-rata amount of LTI cash that would have vested on December 28, 2014. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI cash target amount would vest upon death or total disability as of December 28, 2014. The actual award amount calculated at December 28, 2014, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of death or total disability and would be payable within 65 days after the effective date of termination.

(15)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 28, 2014, multiplied by the closing sales price of the Company's common stock on NASDAQ as of December 26, 2014, the business day immediately preceding such date ($76.42).

(16)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 28, 2014 and the exercise price of the options held by the named executive officer on an aggregate basis.

(17)
For purposes of this calculation, it is assumed that the LTI cash award amount is paid at 100% of the target value upon a change in control as of December 28, 2014. The actual award amount calculated at December 28, 2014, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control and would be payable within 65 days after the effective date of termination.

(18)
Amounts presented in this table are through December 28, 2014 and are based on the actual amounts received as a result of each executive's termination of employment in 2014. Additional health benefits for Mr. Houseman and Mr. Brighton and consulting fees for Mr. Brighton continue to accrue as set forth in their respective consulting or severance agreement. Amounts in regard to Mr. Houseman's equity awards which continue to vest post-termination are calculated based on the spread inherent in such awards as of his termination date. Mr. Brighton is entitled to continued vesting of his equity awards during the period of his post-employment consultancy pursuant to the existing terms and conditions of those awards; accordingly, no amounts are included in the table above in respect to such awards. See "Employment Agreements, Separation Related Arrangements, and Change in Control Agreements—Separation Related Agreements—Eric Houseman Severance Agreement and Todd Brighton Consulting Agreement" beginning on page 53.

 PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2014, our advisory vote proposal was supported by approximately 99.5% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of both specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. We believe that our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.

        Highlights of our current compensation program include the following.

  •
  Fully independent compensation committee that is advised by an independent compensation consultant.

  •
  Emphasis on a long-term pay for performance, which includes a cash component in our LTI program that is measured over three-year performance periods on ROIC and EBITDA metrics.

  •
  Financial measures used for the annual performance-based bonus and long-term cash incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors.

  •
  Minimum financial goals must be met in order for payouts to be made under both the annual performance-based bonus and long-term cash incentive grants.

  •
  Payouts under our annual and long-term incentive compensation plans are capped.

  •
  None of our change in control provisions provide for excise tax gross-ups and the board has committed not to enter into any such agreements; we have double-trigger equity vesting upon a change in control.

  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives, which confirm the long-term nature of grants and alignment with stockholders.

  •
  Formal policy prohibiting hedging and pledging of Company securities by executive officers and directors.

  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation from executive officers under certain circumstances.

  •
  We offer few perquisites to our executives.

        Please read the "Compensation Discussion and Analysis" section contained in this proxy statement beginning on page 25, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

Advisory Vote

        We request stockholder approval of the 2014 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement.

        Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Vote Required

        Proposal No. 2 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends a vote FOR this proposal.

PROPOSAL 3
APPROVAL OF THE RED ROBIN GOURMET BURGERS, INC. CASH INCENTIVE PLAN

Description of the Proposal

        The board of directors proposes and recommends the approval of the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan. The compensation committee and our board unanimously adopted the Cash Incentive Plan in October of 2014, subject to stockholder approval, and directed that we submit the Cash Incentive Plan to a vote of our stockholders at this annual meeting.

Purpose of the Cash Incentive Plan; Section 162(m)

        The Cash Incentive Plan is designed to provide annual and multi-year cash incentives to members of our senior management team based on the achievement of pre-established, objective performance goals in accordance with the "qualified performance based compensation" rules of Code Section 162(m). Section 162(m) generally limits a corporation's federal tax deduction for compensation paid to "covered employees" (generally, the currently-employed named executive officers whose compensation is disclosed in the proxy statement, other than the chief financial officer) to $1 million in any taxable year. However, the deduction limit of Section 162(m) does not apply to "qualified performance-based compensation," such as the compensation that is intended to be paid under the Cash Incentive Plan. Thus, we expect that the Cash Incentive Plan, if approved by our stockholders, would be an important element of our executive compensation program going forward as it would allow us to continue to provide senior management with incentives for the achievement of both near-term and mid-term financial and operational corporate goals and individual objectives in a manner that is intended to be tax-deductible.

Summary of the Cash Incentive Plan

        The following is a summary of the material terms of the Cash Incentive Plan, and does not describe all of the Cash Incentive Plan terms. Please read the complete text of the Cash Incentive Plan included as Appendix A to this proxy statement.

Administration

        The Cash Incentive Plan must be administered and interpreted by a committee consisting solely of two or more "outside directors" within the meaning of Section 162(m). The committee will generally be the compensation committee, but may be such other committee of subcommittees of the board as may be appointed by the board from time to time. All determinations and interpretations by the committee are final and binding on all persons.

Performance Periods; Eligibility and Participation

        The committee may establish up to two performance periods beginning in any calendar year. The length of each performance period shall be determined by the committee, but no performance period may last for more than three years. It is currently anticipated, although not required, that one of the performances for each year will be established for annual bonus awards to our senior management team. It is anticipated, although not required, that the other performance period for such year will cover multi-year awards, such as our long-term cash incentive awards described in this proxy statement. Awards under the Cash Incentive Plan may be granted to any members of our senior management team whom the committee designates as participants for the performance period. The committee will generally make such designation within 90 days of the beginning of each performance period. As of March 10, 2015, there are approximately six members of our senior management team who would be eligible to be designated as participants under the Cash Incentive Plan.

Performance Goals; Bonus Formulas

        Within 90 days of the beginning of each performance period, the committee will establish (a) the performance goals and underlying performance criteria for the performance period, and (b) the formula or other methodology used to determine the amount of any earned bonus award. The performance goals and formula or methodology for determining awards need not be the same for all participants.

        A performance goal under the Cash Incentive Plan may be based on one or more of the following measures:

  •
  Stock price

  •
  Total shareholder return

  •
  Return on assets, return on equity, return on capital employed, or economic value added

  •
  Measures of growth, such as number of units or comparable sales

  •
  Measures of profitability, including earnings per share, corporate or business-unit net income, net income before extraordinary or non-recurring items, earnings before interest and taxes, or earnings before interest, taxes, depreciation, and amortization

  •
  Cash flow from operations

  •
  Levels of operating expense or other expense items reported on the income statement

  •
  Core and non-core product development and growth

  •
  Infrastructure development for business units or administrative departments (such as marketing, IT, and human resources)

  •
  Measures of efficiency

  •
  Satisfactory completion of a project or organizational initiative with specific criteria set in advance by the committee

  •
  Measures of safety or quality

  •
  Revenue and/or sales

  •
  Market share, including but not limited to guest count or traffic count

  •
  Customer satisfaction

  •
  Employee engagement, including employee retention and measures of employee satisfaction

  •
  Strategic sales or acquisitions in compliance with specific criteria set in advance by the committee

        The committee may establish performance goals such that they are adjusted to account for any unusual items or specified events or occurrences during the performance period. In addition, unless the committee determines otherwise at the time the goals are established, the level of attainment of the performance goals shall automatically be adjusted to exclude (a) asset write-downs, (b) extraordinary litigation, claims judgments, or settlements, (c) the effects of changes in tax law, accounting principles, or similar items affecting our reported results, (d) accruals for reorganization and restructuring programs, (e) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (f) certain extraordinary or non-recurring items as described in the applicable accounting rules or as announced by us when reporting results of operations.

Calculation of Bonuses

        After the end of each performance period, the committee reviews and certifies the level of attainment of the performance goals for the performance period and calculates the potential bonus award amounts for each participant based on the pre-specified formula or other methodology. The bonus to be paid to any participant will not exceed the maximum amount described below. The committee has discretion to reduce or eliminate the amount of any potential earned award for any reason (including individual performance) to the extent it deems such reduction to be in the best interests of the stockholders.

Maximum Award

        The maximum amount of compensation payable as a performance award under the Cash Incentive Plan for any performance period is $3 million multiplied by the number of years (or portion thereof) in the performance period.

Payment of Awards

        At the beginning of each performance period, the committee shall establish when bonus awards for such performance period shall be paid. The committee may at such time also provide for the effect of any participant's death, disability, termination without cause, or company change in control on the payment of awards for the performance period. Awards shall generally be paid in cash, but may in the committee's discretion be paid in the form of vested or unvested common stock.

Amendment and Termination

        The Cash Incentive Plan may generally be amended or terminated at any time for any reason by our board.

Tax Withholding

        All earned awards will be subject to applicable tax withholdings.

New Plan Benefits

        The amounts of awards payable under the Cash Incentive Plan, if any, are not determinable. The potential amount payable to any participant depends on the performance goals established for the participant, the determination as to whether the performance goals were met, the participant's individual performance, and the discretion of the committee.

Vote Required

        Proposal No. 3 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors unanimously recommends a vote FOR this proposal.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Description of the Proposed Amendment

        The board of directors proposes and recommends the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized common stock of the Company from 30,000,000 shares, par value $0.001 per share, to 45,000,000 shares, par value $0.001 per share. The board of directors approved this amendment to the Restated Certificate of Incorporation on February 11, 2015, subject to stockholder approval.

Effects of Increasing the Number of Authorized Shares of Common Stock

        The proposed amendment would increase the number of shares of common stock which the Company is authorized to issue from 30,000,000 to 45,000,000. As of March 10, 2015, of the 30,000,000 currently authorized shares of common stock, approximately 19,025,385 shares were either issued or reserved for issuance. Shares reserved for issuance consisted of 662,049 shares reserved for issuance under the 2007 Plan. Based upon these issued and reserved shares of common stock, we currently have 10,974,615 shares of common stock remaining available for issuance for other corporate purposes.

        If the proposed amendment is adopted, there would be 25,974,615 authorized shares of common stock available for issuance. Except for shares reserved for issuance under the 2007 Plan, the board has no current plans to issue additional shares of common stock.

        The Restated Certificate of Incorporation currently also authorizes the issuance of up to 3,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. The proposed amendment to the Restated Certificate of Incorporation would not change the authorized number of shares of preferred stock. There are currently no plans, arrangements, commitments, or understandings with respect to the issuance of any shares of preferred stock.

Text of the Amendment

        We propose to amend paragraph A of Article FOURTH of the Restated Certificate of Incorporation so that it would read in its entirety as follows:

  "FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Forty-Eight Million (48,000,000) shares, consisting of Forty-Five Million (45,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and Three Million (3,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock")."

        The only changes that would be made to paragraph A of Article FOURTH, as currently in effect, would be to increase the total number of shares of common stock that we may issue from 30,000,000 shares to 45,000,000 shares and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 33,000,000 to 48,000,000 shares.

Purpose of the Amendment

        The board of directors is recommending this increase in the authorized shares of common stock primarily to provide the Company the flexibility to issue shares of common stock for future corporate needs. As a general matter, the board of directors would be able to issue these additional shares of common stock in its discretion from time to time, subject to and as limited by applicable law, the rules and listing requirements of NASDAQ, or of any other securities exchange, as applicable, and without further action or approval of the stockholders. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising or financing transactions involving common stock, convertible securities or other equity securities, stock splits, stock dividends, and current or future equity compensation plans. The board believes that these additional shares will provide the Company with the flexibility to issue shares in the future, without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

Rights of Additional Authorized Shares

        Any authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have preemptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should the board of directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding common stock could be reduced.

Potential Adverse Effects of Amendment

        Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share, and the voting power and interests of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The board is not currently aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it will be used to prevent or discourage any acquisition attempt. However, nothing would prevent the board from taking any such actions that it deems to be consistent with its fiduciary duties.

Effectiveness of Amendment

        If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Vote Required

        Approval of Proposal No. 4 requires approval of such proposal at the annual meeting by a majority of the outstanding shares of common stock as of the record date.

Board Recommendation

  Our board of directors unanimously recommends a vote FOR this proposal.

 PROPOSAL 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected KPMG LLP ("KPMG") as our independent auditor for the fiscal year ending December 27, 2015. See "Recent Change in Auditor" below.

Recent Change in Auditor

        With a rotation of audit engagement partner required in 2015, the audit committee decided to open the annual selection process to several other independent registered public accounting firms. The audit committee, with the assistance of management, performed an evaluation of firms to determine the Company's independent auditor for the 2015 fiscal year. As a result of this process, on March 26, 2015, the audit committee formally approved the engagement of KPMG as the Company's independent auditor for the fiscal year ending December 27, 2015. On March 25, 2015, the Company informed Deloitte & Touche LLP ("D&T") that it was being dismissed as the Company's independent auditor. On March 31, 2015, the Company signed an engagement letter with KPMG.

        D&T served as our independent auditor from 1992 to March 2015. The reports of D&T on the Company's consolidated financial statements for the two most recent fiscal years ended December 28, 2014 and December 29, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim period preceding D&T's dismissal, there were: (i) no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of D&T would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

        During the Company's two most recent fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim period preceding KPMG's engagement, neither the Company, nor anyone on its behalf, consulted KPMG with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

        On March 31, 2015, we filed with the SEC a Current Report on Form 8-K disclosing the appointment of KPMG as our new independent auditor and the related dismissal of D&T from that role.

Selection Process

        In approving the selection of KPMG as the Company's independent auditor for the fiscal year ending December 27, 2015, the audit committee considered, among other factors:

  •
  Firm and engagement team experience, including in our industry;

  •
  Audit approach and supporting tools;

  •
  General technical expertise;

  •
  Audit quality factors, including timing of procedures and engagement team workload and allocation;

  •
  Recent Public Company Oversight Board (PCAOB) inspection findings and the firms' responses thereto;

  •
  Communication and interaction with the audit committee and management during the selection process;

  •
  Independence and commitment to objectivity and professional skepticism;

  •
  Ability to transition effectively; and

  •
  The reasonableness and appropriateness of fees.

        Based on this evaluation, our board is requesting that our stockholders ratify KPMG's appointment for the 2015 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor, but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives from KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise. We do not expect that representatives from D&T, our former independent auditor, will be present at the meeting.

Principal Accountant Fees and Services

        For the 2014 and 2013 fiscal years, D&T served as the Company's independent auditor. The following table summarizes the aggregate fees billed or to be billed by D&T for the fiscal years ended December 28, 2014 and December 29, 2013:

	2014($)	2013($)
Audit fees	749,254	749,658
Audit-related fees	125,000	—
Tax fees	139,309	10,774
All other fees	2,200	37,200

Total	1,015,763	797,632

Audit Fees

        Fees for audit services in 2014 and 2013 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, and fees related to a review of our Franchise Disclosure Document. Fees for audit services in 2014 also included additional procedures performed as a result of acquisitions of franchised restaurants. Fees for audit services in 2013 included additional procedures performed in connection with our Enterprise Resource Planning ("ERP") system implementation.

Audit-Related Fees

        Audit-related fees billed in 2014 were related to advisory services performed in connection with our acquisitions of franchised restaurants.

Tax Fees

        Tax fees billed in 2014 were related to services performed in connection with research and development credit analysis and acquisitions of franchised restaurants. Tax fees billed in 2013 were related to certain services performed primarily related to various federal and state tax issues.

All Other Fees

        All other fees billed in 2014 and 2013 included license fees related to D&T's proprietary web-based research database. All other fees billed in 2013 also included fees related to human resources benchmarking services.

        With respect to non-audit services provided from time to time, the audit committee considered whether D&T's provision of other non-audit services to the Company was compatible with maintaining D&T's independence. The audit committee discussed such services with the independent auditor and Company management to determine whether the services were permitted under SEC rules and regulations concerning auditor independence.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by its independent auditor, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have KPMG perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2014 were pre-approved by the audit committee.

Vote Required

        Proposal No. 5 requires the approval of a majority of the votes cast on the proposal.

Board Recommendation

        Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2015.

 AUDIT COMMITTEE REPORT

        The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). D&T, our independent auditor for 2014, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and D&T the audited financial statements for the year ended December 28, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and D&T's evaluation of the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with D&T the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from D&T the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with D&T. The audit committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditor was compatible with D&T's independence in the conduct of its auditing functions.

        Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 28, 2014, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Lloyd L. Hill
Pattye L. Moore
Stuart I. Oran

VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

        The SEC's "notice and access" rule allows companies to deliver a notice of internet availability of proxy materials ("notice of internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice of internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice of internet availability. Any notices of internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice of internet availability.

  Important Notice Regarding Availability of Proxy Materials

        Our proxy materials are available at http://www.redrobin.com/eproxy.

  "Householding" of Proxy Materials

        As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice of internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice of internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

        Voting rights.    As of March 30, 2015, the record date for the meeting, we had 14,114,025 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

        Voting instructions.    We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record. If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

  •
  Beneficial ownership. If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how to vote your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors), Proposal No. 2 (advisory vote on executive compensation), Proposal No. 3 (approval of the Cash Incentive Plan), and Proposal No. 4 (approval of the amendment to increase authorized shares) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote for Proposal Nos. 1, 2, and 3 and will have the effect of a negative vote on Proposal No. 4. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 27, 2015. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

        If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice of internet availability that you receive in order to ensure that all of your shares are voted.

        Voting in-person.    Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

        Counting of votes.    Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

        Additional meeting matters.    We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Stephen E. Carley or Stuart B. Brown, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

        Dissenters' rights.    No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

        Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of March 30, 2015, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

  Quorum

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

  Vote Required

        For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

        Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 3 (cash incentive plan) the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 4 (increase in authorized shares) the affirmative vote of a majority of the outstanding shares of common stock as of the record date will be required to approve such proposal. Abstentions and broker non-votes will be counted as votes cast against this proposal.

        For Proposal 5 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

  Broker Non-Votes

        Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 5 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2014, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

        Proposals for Inclusion in 2016 Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 8, 2015. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

        Proposals to be Addressed at 2016 Annual Meeting (but not included in proxy statement).    In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 25, 2016 and no earlier than January 26, 2016, and it must contain the additional information required by our bylaws. All proposals received after February 25, 2016 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice of internet availability or proxy card and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2015 annual meeting of stockholders for a fee of approximately $6,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 20, 2015 for the fiscal year ended December 28, 2014. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 6, 2015

APPENDIX A

RED ROBIN GOURMET BURGERS, INC.
CASH INCENTIVE PLAN

Effective upon Approval by the Stockholders: [                        , 2015]

SECTION 1. ESTABLISHMENT; PURPOSE

        Red Robin Gourmet Burgers, Inc. (the "Company") hereby establishes the Red Robin Gourmet Burgers, Inc. Cash Incentive Plan (the "Plan") for the benefit of certain members of the Company's senior management team. The purposes of the Plan are to (i) place a significant portion of the compensation of Plan participants at risk by tying such compensation to specific measurable goals designed to drive shareholder value, and (ii) exempt bonuses paid hereunder from the deduction limitations of Code Section 162(m). The Plan is intended to encourage initiative, resourcefulness, teamwork, motivation, and efficiency on the part of the Participants that will result in financial success for both the stockholders of the Company and the Participants.

SECTION 2. CERTAIN DEFINITIONS

        "Board" means the Board of Directors of the Company.

        "Cause" shall have the definition set forth in any employment, severance, change in control, or similar agreement between the Company and the Participant; provided, however, that if the Participant does not have such an agreement, the term Cause shall mean (a) Participant's continual or deliberate neglect in the performance of his or her material duties; (b) Participant's failure to devote substantially all of his or her working time to the business of the Company and its subsidiaries; (c) Participant's failure to follow the lawful directives of the Board in any material respect; (d) Participant's engaging in misconduct in connection with the performance of any of his duties, including, without limitation, falsifying or attempting to falsify documents, books or records of the Company or its subsidiaries, misappropriating or attempting to misappropriate funds or other property, or securing or attempting to secure any personal profit in connection with any transaction entered into on behalf of the Company or its subsidiaries; (e) the violation by Participant, in any material respect, of any policy or of any code or standard of behavior or conduct generally applicable to employees of the Company or its subsidiaries; (f) Participant's breach of any non-competition, non-interference, non-disclosure, confidentiality or other similar agreement executed by Participant with the Company or any of its subsidiaries or other act of disloyalty to the Company or any of its subsidiaries (including, without limitation, aiding a competitor or unauthorized disclosure of confidential information); or (g) Participant's engaging in conduct which is reasonably likely to result in material injury to the reputation of the Company or any of its subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude; provided, however, Participant will not be deemed to have been terminated for Cause in the case of clauses (a), (b), (d) and (e) above, unless any such failure or material breach is not fully corrected prior to the expiration of the ten (10) business day period following delivery to Participant of the Company's written notice that specifies in detail of the alleged Cause event(s) and the Company's intention to terminate his employment for Cause. Notwithstanding the foregoing, the Committee may, coincident with the Committee's establishment of Performance Goals for any Performance Period, establish in writing a different definition of Cause that shall be used for such Performance Period or for any particular Participant for such Performance Period.

        "Change in Control" means any of the following:

          (a)   The acquisition by any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

  Act) of more than 50% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with subsection (c)(1), (c)(2) or (c)(3) below;

          (b)   A majority of the individuals who, as of the date the Plan is adopted (the "Effective Date"), serve on the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a "Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of more than 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          Notwithstanding the foregoing, the Committee may, coincident with the Committee's establishment of Performance Goals for any Performance Period, establish in writing a different definition of Change in Control that shall be used for such Performance Period or for any particular Participant for such Performance Period.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Code Section 162(m)" means Section 162(m) of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

        "Code Section 409A" means Section 409A of the Code and the applicable Treasury Regulations and other guidance issued thereunder.

        "Committee" means a committee comprised of two or more directors, all of whom are "outside directors," as defined in Treasury Regulation Section 1.162-27(e)(3). In the absence of an explicit Board delegation to the contrary, the Committee shall be the Compensation Committee of the Board (or if one exists, the 162(m) subcommittee of the Compensation Committee).

        "Participant" means any member of senior management of the Company who is selected to participate in the Plan for a Performance Period in accordance with Section 4, below.

        "Disability" shall have the definition set forth in any employment, severance, change in control, or similar agreement between the Company and the Participant; provided, however, that if the Participant does not have such an agreement, the term Disability shall mean a physical or mental impairment which substantially limits a major life activity of the Participant and which renders Participant unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of Disability under this Plan based upon information supplied by Participant and/or his medical personnel, as well as information from medical personnel (or others) selected by the Company or its insurers. Notwithstanding the foregoing, the Committee may, coincident with the Committee's establishment of Performance Goals for any Performance Period, establish in writing a different definition of Disability that shall be used for such Performance Period or for any particular Participant for such Performance Period.

        "Performance Goals" means the specific, measurable goals set by the Committee for any given Performance Period. Performance Goals may include multiple goals and may be based on one or more operational or financial criteria. In setting the Performance Goals for any Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any subsidiary or business unit thereof: (a) stock price, (b) total shareholder return, (c) return on assets, return on equity, return on capital employed, or economic value added, (d) measures of growth such as number of units or comparable sales, (e) measures of profitability including, but not limited to, earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization, (f) cash flow from operations, (g) levels of operating expense or other expense items reported on the Company's income statement, (h) core and non-core product development and growth, (i) infrastructure development for business units or administrative departments (such as marketing, IT, and human resources), (j) measures of efficiency, (k) satisfactory completion of a major project or organizational initiative set in advance by the Committee, (l) measures of safety or quality, (m) revenue and/or sales, (n) market share, including, but not limited to, guest count or traffic count, (o) customer satisfaction, (p) employee engagement, including, but not limited to, employee retention and measures of employee satisfaction, and (q) strategic sales or acquisitions in compliance with specific criteria set forth in advance by the Committee.

        "Performance Period" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a bonus award granted under the terms of the Plan.

        "Retirement" means the voluntary termination of employment by Participant from the Company if at the date of termination the Participant is at least 60 years of age and has completed at least five years of service with the Company. Notwithstanding the foregoing, the Committee may, coincident with the Committee's establishment of Performance Goals for any Performance Period, establish in writing a different definition of Retirement that shall be used for such Performance Period or for any particular Participant for such Performance Period.

        "Treasury Regulations" means the Treasury Regulations promulgated under the Code.

SECTION 3. ADMINISTRATION

        The Plan shall be administered by the Committee, and the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, or to conform to any regulation or any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan other than such responsibilities that are explicitly reserved for Committee action pursuant to Code Section 162(m). The Committee's decisions shall be final and binding upon all parties, including the Company, stockholders, and Participants.

SECTION 4. PERFORMANCE PERIODS; ELIGIBILITY

        The Committee may, but need not, establish up to two (2) different Performance Periods beginning in any calendar year, with each such Performance Period to extend for such duration of three (3) years or less as may be determined by the Committee in its sole and absolute discretion. Within ninety (90) days after the beginning of any such Performance Period, but in no event after twenty-five (25) percent of the Performance Period has elapsed, the Committee shall designate in writing those members of senior management of the Company who shall be Participants in the Plan for such Performance Period. Only those individuals selected to be Participants shall be eligible to earn bonus awards under the Plan.

SECTION 5. ESTABLISHMENT OF PERFORMANCE GOALS; DETERMINATION OF AWARDS

        5.1    Establishment of Performance Goals; Bonus Formulas.    Within ninety (90) days after the beginning of a Performance Period, but in no event after twenty-five (25) percent of the Performance Period has lapsed, the Committee shall establish in writing (i) the Performance Goals and the underlying performance criteria applicable to the Performance Period, and (ii) the formula or methodology for determining the bonus award payable (if any) to each Participant for such Performance Period upon attainment of the specified Performance Goals. Performance Goals must be objective and must satisfy the third-party objectivity standards under Code Section 162(m). Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period. In addition, unless otherwise provided by the Committee at the time the Performance Goals are established, the Performance Goals shall be adjusted to exclude the effect of any of the following events that occur during the Performance Period: (i) asset write-downs, (ii) extraordinary litigation, claims, judgments, or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any other extraordinary, unusual, non-recurring or non-comparable items (A) as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report to stockholders, (B) as described in Accounting Standards Codification Topic 225 (or successor guidance thereto) or (C) as publicly announced by the Company in a press release or conference call relating to the Company's results of operations or financial condition for a completed quarterly or annual fiscal period.

        5.2    Certification of Results; Calculation of Bonuses.    As soon as reasonably practicable after the close of the Performance Period, the Committee shall determine bonus awards to be paid under the terms of the Plan. Any payments made under this Plan shall be contingent upon achieving the Performance Goals set in advance for the Performance Period in question. The Committee shall certify in writing prior to approval of any awards that such Performance Goals have been satisfied (a unanimous written consent or approved minutes of the Committee may be used for this purpose).

        5.3    Committee Discretion to Reduce Awards.    The Committee may, in its sole and absolute discretion, reduce the bonus awards to which any Participant is otherwise due for any Performance Period if it believes that such reduction is in the best interest of the Company and its stockholders, but any reduction cannot result in any increase in the bonus award of one or more other Participants for such Performance Period. The Committee has no discretion to increase the bonus award otherwise payable to any Participant for any Performance Period.

        5.4    Maximum Awards.    The maximum bonus award that may be paid to any Participant for any Performance Period shall be (x) 3,000,000, multiplied by (y) the number of years (or portion thereof) in the Performance Period.

SECTION 6. PAYMENT OF AWARDS

        Coincident with the Committee's establishment of Performance Goals for any Performance Period, the Committee shall also establish in writing when bonus awards for such Performance Period (if any) shall be paid, including (but not limited to) the effect that a Participant's death, Disability, or termination without Cause, or a Change of Control of the Company, may have on the payment of such awards. All payment terms shall be intended to comply with Code Section 409A. Payment may be made in the form of cash or Company common stock (including Company common stock that is subject to forfeiture), or any combination thereof, as determined by the Committee in its sole and absolute discretion.

SECTION 7. GENERAL PROVISIONS

        7.1    Nonassignability.    A Participant shall have no right to assign or transfer any interest under this Plan.

        7.2    No Contract of Employment.    Nothing in this Plan shall confer upon the Participant the right to maintain his relationship with the Company or any affiliate as an employee, nor shall it interfere in any way with any right of the Company, or any such affiliate, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without Cause.

        7.3    Amendment and Termination.    The Board may from time to time alter, amend, suspend, or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that the Plan not be subject to the limitations on deductibility contained in Code Section 162(m), or to conform to any regulation or to any change in law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations of the Participants with respect to the bonus amount payable under the Plan at the time of such alteration, amendment, suspension, or discontinuance, except as may be required in order to comply with the requirements of Code Section 162(m) or Code Section 409A.

        7.4    Section 409A of the Code.    This Plan, including any payment terms established in accordance with Section 6, above, shall be established, administered, and operated in the good faith determination of the Board or the Committee to comply with or be exempt from Code Section 409A. Although the Company intends to administer the Plan so that it complies with or is exempt from the requirements of

Code Section 409A, the Company does not warrant that any bonus amount payable under the Plan will not be subject to the tax imposed by Code Section 409A or will otherwise qualify for favorable tax treatment under any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of his or her participation in the Plan.

        7.5    Tax Withholding.    The Company shall withhold all applicable taxes from any bonus awards payable hereunder, including any foreign, federal, state, and local taxes.

        7.6    Applicable Law.    This Plan shall be construed in accordance with provisions of the laws of the State of Colorado, without regards to the conflicts of laws provisions of such state.

SECTION 8. EFFECTIVE DATE

        This Red Robin Gourmet Burgers, Inc. Cash Incentive Plan was adopted by the Board of Directors on October 29, 2014, and shall become effective upon approval by the stockholder of the Company. Once approved by the Company's stockholders, it shall remain in effect, subject to amendment from time to time.

ANNUAL MEETING OF STOCKHOLDERS OF

RED ROBIN GOURMET BURGERS, INC.

May 28, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement, Form of Proxy Card, and 2014 Annual Report on Form 10-K

are available at

http://www.redrobin.com/eproxy

Please sign, date, and mail your proxy card in the

envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, AND 5.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY  EXECUTED  AND  RETURNED,  BUT  NO  DIRECTION  IS  MADE,  THIS  PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, AND 5.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2014 annual report on Form 10-K.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
1. The election of eight (8) directors for one-year terms:

(a) Robert B. Aiken	☐	☐	☐

(b) Stephen E. Carley	☐	☐	☐

(c) Cambria W. Dunaway	☐	☐	☐

(d) Lloyd L. Hill	☐	☐	☐

(e) Richard J. Howell	☐	☐	☐

(f) Glenn B. Kaufman	☐	☐	☐

(g) Pattye L. Moore	☐	☐	☐

(h) Stuart I. Oran	☐	☐	☐

2. Approval, on an advisory basis, of the Company’s executive compensation.	☐	☐	☐

3. Approval of the adoption of the Company’s Cash Incentive Plan.	☐	☐	☐

4. Approval of the amendment to the Company’s Restated Certificate of Incorporation to increase authorized shares.	☐	☐	☐

5. Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 27, 2015.	☐	☐	☐

6. Such other business as may properly come before the meeting or any adjournment thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RED ROBIN GOURMET BURGERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen E. Carley and Stuart B. Brown, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on March 30, 2015 at the Annual Meeting of Stockholders to be held at our corporate headquarters, located at 6312 South Fiddler’s Green Circle, Suite 200N, Greenwood Village, Colorado 80111 at 8:00 a.m. MDT on May 28, 2015, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors.

(Continued and to be signed on the reverse side)